OFFER AND AGREEMENT TO PURCHASE

THIS AGREEMENT is made as of the 30th day of April, 2008 (the “Effective Date”) between Sprott-Shaw Degree College Corp., a British Columbia company having an office at Unit 1200, 777 West Broadway, Vancouver, BC, V5Z 4J7 (the “Purchaser”) and Global Education in Tourism Ltd. (the “Vendor”), a British Columbia Company, having its registered office address 700 – 625 Howe Street, Vancouver, B.C. V6C 2T6.

BACKGROUND

A. The Vendor carries on the business of offering educational courses and instruction in various locations in British Columbia under the trade name “TTI Tourism Training” and other similar names and carries on the business in China utilizing the AHLA License (as herein defined) (together the“ Business”).

B. The Vendor has agreed to sell to the Purchaser, or its nominee corporation or assignee, and the Purchaser has agreed to purchase certain property and assets owned by the Vendor on the terms and subject to the conditions provided in this Agreement.

C. The Vendor carries on the business of offering educational courses and instruction in various locations in China and in connection with its operations and has entered into the AHLA License Agreement (as defined herein).

D. Roxanne Ang and Conrad Siy (together the "Covenantors") individually or through companies owned by them, own and control the Vendor and consequently have an interest in the transactions herein set forth.

TERMS OF AGREEMENT

In consideration of the premises and the covenants, agreements, representations, warranties and payments contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties agree as follows:

1.	DEFINITIONS

Whenever used in this Agreement or in the Schedules hereto, unless there is something in the subject matter or context inconsistent therewith, the following words and terms will have the indicated meanings and grammatical variations of such words and terms will have corresponding meanings:

(a)
"AHLA License" means a license entered into between the Vendor as Licensee and the Educational Institute of the American Hotel and Lodging Association (the “Licensor”) as Licensor dated the 28th day of March, 2007, a copy of which is attached hereto as Schedule B;

(b)
“Approvals” means all licenses, approvals and authorizations required from all regulatory and governing bodies for the Purchaser to purchase the Assets and offer the TTI Courses and confer diplomas and degrees with respect to same, including without limitation Approvals from the Private Career Training Institutions Agency (the “PCTIA Approvals” which are listed in Schedule A);

(c)	“Assets” means those assets listed on Schedule A including without limitation the goodwill related to the Business, the TTI Student Contracts and the TTI Employment/Consulting Contracts;

(d)	“Closing” means the 1st day of May, 2008;

(e)
“Collateral Mortgage” means a mortgage granted by the Covenantors to the Purchaser as collateral security for the Indemnity in the form attached as Schedule F, such collateral mortgage to be subject only to a first mortgage in favour of HSBC Bank Canada in the principal amount of $670,000 registered against 1042 Part Drive, Vancouver (PID: 014-012-821, New Westminster Land Title Office) (the “Home Property”) as Instrument BX103375 and a second mortgage in favour of Value Property Center Inc. in the principal amount of $77,688.28 registered as Instrument , and to no other financial encumbrances;

(f)
“Conrad Consulting Agreement” means a consulting agreement to be entered into between the Purchaser and Conrad Siy pursuant to which he will proved services to the Company and agrees not to compete with the Company;

(g)
"Encumbrances" means mortgages, charges, pledges, security interests, liens, encumbrances, actions, rights and claims, adverse interests, acquisition rights of third parties, demands and equities of any nature, whatsoever or howsoever arising, and any rights or privileges capable of becoming any of the foregoing;

(h)
“Existing TTI Premises” means Units 200 & 301 – 1245 West Broadway, Vancouver, B.C. (the “Vancouver Campus”) and 207 – 14888 – 104th Ave., Surrey, B.C. V3R 1M4 (the “Surrey Campus”) at which the Vendor now offers the TTI Courses;

(i)	“Indemnity” has the meaning given to it in Section 11 hereof;

(j)	“IP Assets” means:

(i)	any and all IP Rights as set out in Schedule A (the “Owned IP”), and

(ii)
the rights of the Vendor in IP Rights that are not owned by the Vendor and that are used in the operation, conduct or maintenance of the Business, as it is currently and has historically been operated, conducted or maintained as set out in Schedule A (the “Licensed IP”);

(k)
“IP Rights” means any and all industrial or intellectual property (whether foreign or domestic, registered or unregistered) including without limitation: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions and re examinations thereof; (ii) all trade marks, trade names, trade dress, logos, business names, corporate names, domain names, uniform resource locators (URL’s) and the internet websites related thereto, and including all goodwill associated therewith and all applications, registrations and renewals in connection therewith; (iii) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith; (iv) all industrial designs and all applications, registrations and renewals in connection therewith; (v) all proprietary, technical or confidential information, including all trade secrets, processes, procedures, know how, show how, formulae, methods, data, compilations, databases and the information contained therein; (vi) all computer software (including all source code, object code and related documentation); and (vii) any industrial or intellectual property that may exist, arise or be embodied in those items set out in Schedule A together with: (a) all copies and tangible embodiments of the foregoing (in whatever form or medium); (b) all improvements, modifications, translations, adaptations, refinements, derivations and combinations thereof; and (c) all intellectual property rights related thereto;

(l)
"Roxanne Employment Agreement" means an employment agreement to be entered into between the Purchaser and Roxanne Ang pursuant to which she will proved services to the Company and agrees not to compete with the Company;

(m)
“Trust Agreement” means an agreement entered into by the Vendor as Trustee and the Purchaser as beneficiary pursuant to which the Vendor will hold all Licenses and Approvals and any other Assets which cannot be transferred to the Purchaser on Closing for any reason including that consents to transfer are not yet available in trust for the Purchaser, such agreement to be satisfactory in form and content to the Purchaser;

(n)
“TTI Employment/Consulting Contracts” means those contracts made by the  Vendor with employees of the Vendor and independent contractors pursuant to which such employees and contractors provide teaching services to the Vendor, all of which are summarized in Schedule C;

(o)
"TTI Financial Statements" mean financial statements for the operations of the Vendor for the period from Sept. 1, 2006 to Aug. 31, 2007 attached hereto as Schedule D and will also include the TTI Interim Financial Statements when delivered to the Purchaser as required herein;

(p)	"TTI Interim Financial Statements" mean financial statements for the operations of the Vendor for the period from Sept. 1, 2007 to Mar. 31, 2008;

(q)	“TTI Courses” means those courses offered by the Vendor at its locations in British Columbia;

(r)	"TTI Students" means students who have individually entered into a TTI Student Contract with the Vendor pursuant to which the Vendor still owes obligations to its student as set forth therein;

(s)	"TTI Student Contracts" means contracts entered into by the Vendor with students pursuant to which the Vendor has agreed to provide TTI Courses the terms of which are summarized on Schedule E.

1.2	Schedules

The following Schedules are attached to and form part of this Agreement:

Schedule A – Assets including without limitation IP Rights and PCTIA Approvals

Schedule B – AHLA License Agreement

Schedule C – TTI Employment/Consulting Agreements

Schedule D – TTI Financial Statements

Schedule E – TTI Student Contracts

Schedule F – Collateral Mortgage

2.	PURCHASE

2.1	Purchase

On Closing the Vendor shall sell, assign and transfer to the Purchaser, and the Purchaser shall purchase the Assets, free and clear of any and all Encumbrances and the Vendor shall cease all operation of the Business as set out herein.

3.	PURCHASE PRICE

3.1	Purchase Price

The purchase price for the Assets is $180,000.00 plus the assumption by the Purchaser of obligations of the Vendor under the TTI Student Contracts (the “Purchase Price”).

The Purchaser will pay the Purchase Price to the Purchaser by solicitors trust cheque except for $22,500 which shall be heldback by the Purchaser’s Solicitors in their trust account as further security for performance by the Vendor and Covenantors of their obligations under this Agreement.  Provided there are no claims by the Purchaser against the Vendor or the Covenantors hereunder as of six (6) months from the Closing Date, the Purchaser’s Solicitors shall release the Holdback Funds to the Vendor and the Purchaser shall discharge the Collateral Mortgage.

3.2	Post-Closing Adjustment of Purchase Price based on Deferred Revenue and Accounts Receivable as at April 30, 2008

The Vendor has provided to the Purchaser a list of TTI Students as at March 31, 2008 and will provide to the Purchaser a list of TTI Students as at April 30, 2008 in similar detail no later than May 1, 2008. The Purchaser will verify and approve the April 30, 2008 list no later than 10 working days after receiving it and calculate deferred revenue and accounts receivable based on the approved April 30, 2008 list. By April 30, 2008, if deferred revenue minus accounts receivable from TTI Students registered between April 1 and April 30, 2008 is greater than zero, the Purchase Price will be reduced by the amount equal to deferred revenue minus accounts receivable and the Vendor will pay to the Purchaser the reduction forthwith.  On the contrary, if deferred revenue minus accounts receivable from TTI Students registered between April 1 and April 30, 2008 is less than zero, the Purchase Price will be increased by the amount equal to accounts receivable minus deferred revenue and the Purchaser will pay to the Vendor the increase forthwith.

4.	VENDOR AND COVENANTOR REPRESENTATIONS AND WARRANTIES

4.1	Representations and Warranties

The Vendor and Covenantors hereby jointly and severally represent and warrant to the Purchaser as follows:

(a)	the Assets are solely owned by the Vendor as the legal and beneficial owner thereof subject to no Encumbrances except those Encumbrances which will be discharged by the Vendor on Closing;

(b)	Status, Constating Documents and Approvals;

(i)
the Vendor is duly licensed, registered and qualified as corporation to carry on the Business as it is now being conducted and is up to date in the filing of all required corporate returns and other notices and filings;

(ii)
The Approvals are all of the approvals that are material to the operation of the Business and are valid and subsisting.  True and complete copies of the Approvals have been delivered to the Purchaser prior to the date hereof.  The Vendor is in compliance with in all material respects with all terms and conditions of the Approvals.  There are no proceedings in progress, or the knowledge of the Vendor or Covenantors pending or threatened, that could result in the revocation, cancellation or suspension of any of the Approvals;

(c)	PCTIA has issued the PCTIA Accreditations and the PCTIA Approvals set forth on Schedule A for all of the PCTIA courses offered by the Vendor;

(d)
all PCTIA Approvals are in good standing and unamended and permit the Vendor to carry on the Business as it currently does and to confer the certificates referred to therein in accordance with the requirements thereof; the Vendor has not violated any term or provision of the PCTIA Approvals and all operations of the Vendor are in material compliance therewith; and the Vendor has not received any notice containing any reference to any matter or event which may threaten or lead to the termination or suspension of the PCTIA Approvals;

(e)
the TTI Student Contracts and all obligations thereunder are fully summarized in Schedule E attached hereto which contains all materials terms thereof including without limitation all outstanding liabilities and there are no defaults by the Vendor or any of the students thereunder;

(f)
the TTI Employment/Consulting Contracts and all obligations thereunder are fully summarized in Schedule C attached hereto which contains all materials terms thereof including without limitation all outstanding liabilities and there are no defaults by the Vendor or any other person thereunder; each employment contract can be terminated with the only resulting liability for termination being the minimum amount payable pursuant to the Employment Standards Act, British Columbia without further compensation of any nature or kind and each consulting agreement terminates at the end of the current course for which the contract has been issued;

(g)
there have been no amendments to the AHLA License except as are attached hereto and included in Schedule B; the AHLA License, is in good standing and there are no defaults thereunder by either the Vendor or the Licensor and the Vendor will obtain before Closing all of the consents necessary from the Licensor for the assignment thereof to the Purchaser or its designate; upon receipt of such consent, the Vendor has the right to assign all right, title and interest in and to the AHLA License to the Purchaser or an affiliate of the Purchase and upon such assignment, the assignee will have all of the rights and entitlements of the Vendor thereunder; on or before Closing the Vendor will have terminated any and all arrangements, contractual or otherwise, for any third party to use or apply any rights contained in the AHLA License;

(h)
the Vendor has paid or will pay on Closing all fees, royalties and all other amounts which can or may be payable under the AHLA License accrued as of, or payable for any time or period to, the Closing Date;

(i)	the Vendor has paid or will pay on Closing all monies to all statutory and/or government agencies which, if not paid, could constitute or create a lien or charge on the Assets;

(j)
TTI Tourism Training Institute Ltd. is a wholly owned subsidiary of the Vendor and has no assets or liabilities and has not carried on any business except for use of the Tradename “TTI” or variations thereof in connection with the Business; the Vendor owns all of the issued and outstanding shares of the TTI Tourism Training Institute Ltd. and there is no person who has any claim or right to acquire any shares thereof;

(k)
the TTI Financial Statements attached hereto have been prepared in accordance with GAAP applied on a basis consistent with previous fiscal years, are true, correct and complete in all material respects and present fairly the assets, liabilities and financial condition of the Vendor (including any subsidiaries if consolidated) as at the respective dates thereof and the results of operations for the period to which such financial statements relate; the TTI Financial Statements are prepared on the following basis for each period: At the end of the period end, we prepare two lists based on GAAP which list

(i)	List 1 - All students that have registered but have not started the courses;

(ii)	List 2 - All students that have started their course and are still taking courses with the Vendor as of end of the period.

On List 1, the Vendor determines for the prior period the total revenue, the deposit that were paid to the Vendor and the amount of revenue that should be deferred based of GAAP.

On List 2, the Vendor determines what portion of each course in which each TTI Student is enrolled still has to be deferred and what amount is still outstanding or overpaid by the TTI Student at end of the period.

Based on List 1 and List 2, the Vendor determines as of end of the Period, how much revenues is deferred, how much accounts receivable must be reflected in the Interim Financial Statements the amount of the deposits the Vendor is holding on behalf of TTI Students which are shown an a liability.

All of the foregoing is done in accordance with good accounting practice consistently applied and the interim financial statements are then adjusted at year end in accordance with GAAP.

(l)
neither the Vendor nor any company affiliated with the Vendor or in any way involved in the provision of educational services of any nature or kind as referred to herein is a party to any collective agreement with or commitment to any labour union, trade union, council of trade unions, employee bargaining agent or affiliated bargaining agent or employee association (collectively, “Labour Representatives”) nor has it conducted negotiations with respect to any future such collective agreement or commitment;

(m)
on Closing, the Vendor will not be in default of any Term or provision of the Existing TTI Premises Leases, and the terms and provisions of such leases are unchanged from the copies thereof delivered by the Vendor to the Purchaser.  The Vendor has or will obtain consent of the Vancouver Landlord to the Vancouver Sublease;

(n)	the Vendor is a resident of Canada and is a GST registrant under the provisions of the Excise Tax Act under number ;

(o)
the Vendor has disclosed to the Purchaser all matters which are material to this transaction and has not failed to disclose any information or matter which would be of material significance in the determination by the Purchaser to proceed with this transaction;

All covenants, representations and warranties herein contained are true and accurate as of the date hereof and shall be true and accurate on the Closing Date and shall not merge on Closing and shall survive and continue in full force and effect following Closing.

5.	VENDORS COVENANTS

5.1	No Assumption of Liabilities by Purchaser

Except as here specifically set forth, the Purchaser will not assume any obligations, liabilities or contracts of the Vendor and the Vendor and Covenantors, jointly and severally, will indemnify and save harmless the Purchaser in respect of any liabilities, costs, damages or expenses of any nature or kind with respect thereto or to the Business including, without limitation, legal costs and disbursements.

5.2	Termination of Employees

On or before the Closing, the Vendor will cease operation of the Business including operations in British Columbia and China and the Vendor will be fully responsible for and pay all liabilities related to its employees.  The Purchaser agrees to offer employment or consulting agreements to such employees and consultants of the Vendor, as the case may be, as are selected by the Purchaser in its discretion, and for those employees or consultants who are selected, such agreements shall be on substantially the same terms and conditions as set forth on Schedule C, effective as of the day following the Closing.

6.	PCTIA REQUIREMENTS

6.1 Persons that are students enrolled in career programs approved by PCTIA (“TTI students”), are not party to this agreement.

6.2 Subject to the limitations in this section, TTI Student Contracts existing between the TTI Students and the Vendor prior to Closing or when this agreement comes into effect will be assigned by the Vendor to the Purchaser and the Purchaser will accept the assignment and assume the liabilities under these student contracts associated with educational services that were to be provided by the the Vendor to TTI Students from Closing until the termination date of the contract between the Vendor and TTI Students. The Vendor will be solely responsible for and the Purchaser will not be responsible for liabilities under the TTI Student Contracts that may remain in relation to the provision of educational services that were to be provided by the Vendor to the TTI Students prior to the Closing Date.

6.3 The Purchaser will, for the purpose of serving current TTI Students, adopt admission standards and fees for its programs and current students that are the same as those previously adopted by the Vendor, and accept that current TTI Students have met the standards for the programs they were enrolled in by the Vendor.

6.4 All TTI Students that intend to continue their studies as students with the Purchaser must have provided a written notice to the Purchaser that they agree to the assignment of the contract they had with the Vendor.  In the event one or more TTI Students do not intend to continue their studies with the Purchaser, the Purchaser must within 10 working days of being so advised by the student(s), issue a full tuition refund to the student(s).

6.5 If any TTI Student does not intend to continue and the Purchaser must refund monies to such student, the amount so refunded shall be paid by the Vendor to the Purchaser forthwith on request.

7.	CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER

7.1	Conditions Precedent

The obligations of the Purchaser under this Agreement are subject to the following conditions for the exclusive benefit of the Purchaser being fulfilled or waived by the Purchaser on or before the date specified below:

(a)
on or before April 23, 2008, the Purchaser shall be satisfied, in its sole discretion, with the TTI Interim Financial Statements and all other matters related to the Business and the Assets to be purchased hereunder.  If the Purchaser has not waived this condition in writing on or before the date specified above, this Agreement shall be null and void and of no further force and effect.

(b)	on Closing, the Vendor shall have fulfilled and complied with all of its obligations herein contained and all the representations and warranties herein shall be true and accurate.

7.2	Right of Rescission

If any of the conditions this Article 7 are not fulfilled or waived, the Purchaser on Closing may, in addition to all other remedies, rescind this Agreement by notice in writing to the Vendor.  In such event, the Purchaser may:

(a)	refuse to complete the transactions contemplated herein by notice to the Vendor and in such event each of the Vendor and the Purchaser shall be released from all obligations hereunder; or

(b)
complete the transaction contemplated herein, it being expressly understood and agreed that the Purchaser may rely, notwithstanding such completion, upon the covenants and conditions contained in this Agreement.

7.3	Waiver

The conditions in Article 7 may be waived by the Purchaser in whole or in part without prejudice to any right of rescission or any other right in the event of the non-fulfilment of any other condition or conditions. A waiver will be binding only if it is in writing.

8.	CLOSING

8.1	Vendor Documents

On the Closing, the Vendor shall cause its solicitors to deliver the following documents to the Purchaser's solicitors in a form satisfactory to the Purchaser upon reasonable solicitor's trust conditions for use of the purchase monies to discharge existing financial encumbrances as are customary for transactions of this nature in British Columbia:

(a)	Assignment by the Vendor to the Purchaser all TTI Student Contracts;

(b)	Assignment by the Vendor to the Purchaser of Approvals;

(c)
Assignment by the Vendor to the Purchaser or its affiliate of the AHLA License to CIBT Education Group Corp. or such other person as the Purchaser may designate with the consent of the Licensor affixed thereto (the “AHLA License Assignment”);

(d)	Bill of Sale for the Assets;

(e)	an executed copy of the Roxanne Employment Agreement and the Conrad Consulting Agreement;

(f)	the Collateral Mortgage and ancillary documents including acknowledgement of standard mortgage terms;

(g)
Subleases (the “Subleases”) of the Existing TTI Premises for the period from the Closing Date to May 30, 2008, consented to by the Landlords thereof with rental amount to be paid thereunder for the month equal to the rent under the TTI Existing Premises Leases;

(h)	Corporate resolutions of the Vendor and its shareholders authorizing this transaction;

(i)	Opinion of the Vendor’s counsel regarding the status of the Vendor and authorization of this transaction;

(j)	the Trust Agreement;

(k)	Statutory Declaration of the Covenantors confirming accuracy of representations and warranties and fulfillment of closing conditions;

(l)	election under S.167 of the Excise Tax Act;

(m)	such other documentation as the Purchaser reasonably requires to effect the terms and provisions of this Agreement;

Documents shall generally be prepared by the Purchaser and submitted to the Vendor for execution in the normal course of transactions of this nature in the Province of British Columbia.  On Closing the Vendor will deliver to the Purchaser possession of the Assets and the TTI Existing Premises.

8.2	Purchaser’s Documents

On the Closing, the Purchaser will deliver to the Vendor's solicitors the following:

(a)	by solicitor’s trust cheque the Purchase Price; and

(b)	an executed copy of the Roxanne Employment Agreement and the Conrad Consulting Agreement.

on solicitor’s trust conditions for discharge of Encumbrances and other matters as are reasonable for a transaction of this type in British Columbia.

8.3	Pre-Closing Obligations

From the date hereof and at all times prior to Closing, the Vendor and the Covenantors will:

(a)	assist and cooperate with the Purchaser to ensure that the transition of the Approvals to the Purchaser on and after Closing will proceed in a proper and timely manner; and

(b)	deliver to the Purchaser all authorizations and documents necessary or reasonably required for the Purchaser to complete its due diligence.

The Vendor will deliver to the Purchaser the TTI Interim Financial Statements on or before April 15, 2008.

8.4	Post Closing Obligations

Following Closing:

(a)
the Vendor and the Covenators will do all things reasonably necessary as required by the Purchaser from time to time to ensure that the Purchaser becomes entitled to use all of the Approvals including, without limitation, the PCTIA Approvals, for the courses formerly offered by the Vendor as TTI Courses; and

(b)
in conjunction with the transfer of the PCTIA Approvals or issuance of new approvals to the Purchaser, the Vendor will not change its name and will continue to cooperate with and offer the TTI Courses in the name of the Vendor as required by and in cooperation with the Purchaser to conform with all of PCTIA requirements relative thereto pending the transfer of the PCTIA Approvals to the Purchaser;

(c)
if the Purchaser has agreed to complete this transaction but any closing document has not been delivered, the Vendor and Covenantors will obtain and deliver such documents as soon as possible following Closing.

9.	FURTHER ASSURANCES

The parties will execute such further and other documents and do such further and other things as may be necessary to carry out and give effect to the intent of this Agreement.

10.	SET-OFF

If, under this Agreement or any document delivered under this Agreement, the Vendor or the Covenantors become obligated to pay any sum of money to the Purchaser, then such sum may at the election of the Purchaser, and without limiting or waiving any right or remedy for the Purchaser under this Agreement, be set off against and will apply to any sum of money or security owed by the Purchaser to the Vendor or the Covenantors until such amount has been completely set off.

11.	INDEMNITY

11.1 The Vendor and the Covenantors hereby agree, jointly and severally, to indemnify and save the Purchaser harmless from and against all losses, damages, claims and or expenses of any nature or kind (including without limitation legal fees and expenses) incurred by the Purchaser as a result of:

(a)
any non performance or non fulfillment of any covenant or agreement on the part of the Vendors contained in this Agreement or in any document executed pursuant to, or contemplated by, this Agreement in order to carry out the transactions contemplated hereby; and

(b)
any misrepresentation, inaccuracy, incorrectness or breach of any representation or warranty made by the Vendor and/or Covenantors contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby except that the Vendor and Covenantors shall not be required to indemnify or save harmless the Purchaser in respect of any such failure unless the Purchaser shall have provided notice thereof to the Vendors on or prior to the date which is six (6) months following the Closing.

The Covenantors agree to execute and deliver the Collateral Mortgage to the Purchaser on Closing as further security for this indemnity.

12.	NOTICE

All notices required or permitted to be given under this Agreement will be in writing and delivered personally or by courier to the address of the intended recipient set forth on the first page of this Agreement or at such other address as may from time to time be notified by any of the parties in the manner provided in this Agreement.  All notices to the Covenantors may be delivered to the address of the Vendor and if so delivered shall be deemed received by the Covenantors.

13.	ARBITRATION

If a dispute or disagreement arises as between the Vendor and the Purchaser in relation to any matter or issue respecting this Agreement or its terms, the same shall be resolved by binding arbitration under the Commercial Arbitration Act (British Columbia).  Any such arbitration shall take place in the City of Vancouver, British Columbia.

14.	ENTIRE AGREEMENT

This Agreement and attached schedules constitute the entire agreement between the parties and there are no representations or warranties, express or implied, statutory or otherwise and no collateral agreements other than as expressly set forth or referred to in this Agreement.

15.	ASSIGNMENT

This Agreement may not be assigned by the Vendor without the prior written consent of the Purchaser, which consent may be arbitrarily withheld. The Purchaser may assign this agreement to a nominee corporation without the prior consent of the Vendor.

16.	COVENANTORS

The Covenantors are jointly and severally liable with the Vendor to perform and comply with all obligations of the Vendor hereunder.

17.	TIME OF THE ESSENCE

Time will be the essence of this Agreement.

18.	APPLICABLE LAW

This Agreement will be governed by and interpreted in accordance with the laws of British Columbia.

19.	SUCCESSORS AND ASSIGNS

This Agreement will enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

20.	HEADINGS

The headings appearing in this Agreement are inserted for convenience of reference only and will not affect the interpretation of this Agreement.

AS EVIDENCE OF THEIR AGREEMENT the parties have executed this Agreement as of the day and year first above written.

SPROTT-SHAW DEGREE COLLEGE CORP.
Per:

Authorized Signatory

GLOBAL EDUCATION IN TOURISM LTD.

Per:

Authorized Signatory

SIGNED, SEALED & DELIVERED by ROXANNE ANG in the presence of: Signature of Witness Name: Address: Occupation:	/s/ ROXANNE ANG
SIGNED, SEALED & DELIVERED by CONRAD SIY in the presence of: Signature of Witness Name: Address: Occupation:	/s/ CONRAD SIY

SCHEDULE A

ASSETS INCLUDING IP RIGHTS AND PCTIA APPROVALS

•	The AHLA License Agreement

•	All issued and outstanding shares of TTI Tourism Training Institute Ltd.

•	All right, title and interest of the Vendor in and to the name “TTI” and all variations thereof and the IP Assets

•	All PCTIA Courses material and copyright therein

•	The TTI Student Contracts

•	The Approvals including, without limitation, the PCTIA Approvals for all educational courses offered by the Vendor to TTI Students

See also following pages 2 & 3

Schedule of Assets

Asset No.	Quantity	Asset Name	Description	Serial No.	Estimated Straight-Line Depreciation Value
1	1	Pentium III 866	Server		
2	1	Pentium III 800	Server		
3	2	Dell server Poweredge 1600 sc	Server		
4	21	Pentium Celeron 2.4 ghz	Workstation		
5	7	Pentium IV 2.8 ghz	Workstation		
6	6	Pentium Celeron 900 mhz	Workstation		
7	11	Pentium Celeron 700 mhz	Workstation		
8	45	Computer Monitors (Various)			
9	2	NEC Accusync	LCD Monitor		
10	1	NEC Multisync 1700V	LCD Monitor		
11	1	Brother HL 760 DX	Printer		
12	1	Brother HL 1030	Printer		
13	1	Kyocera FS-5020	Printer (leased)		
14	1	Brother 6800	Printer		
15	1	Okidata Microline 320	Printer		
16	1	Raven RP 2405	Printer		
17	1	Canon CanoScan N670U	Scanner		
18	1	NEC VT540 MultiSync	LCD Projector		
19	1	Toshiba TY-G7U	LCD Projector		
20	1	NEC VT560	LCD Projector		
21	3	3M 9053	Overhead Projectors		
22	2	3M 9050	Overhead Projectors		
23	1	Horizon Apollo	Overhead Projectors		
24	1	Dukane 622	Overhead Projectors		
25	1	Toshiba CX2885C	VCR		
26	1	Citizen JCTV 3091	VCR		
27	1	Toshiba	VCR		
28	1	Sharp	VCR		
29	1	GE VG7785	TV		
30	1	Citizen JCTV 3049X	TV		
31	1	Sanyo 27"	TV		
32	2	3Com Remote 810 ADSL	Router		
33	1	Dlink Wireless Router	Router		
34	4	Dlink Switch II	Switch		
35	1	Dlink DSH-16	Switch		
36	1	Netgear FS 105	Switch		
37	1	LinkSys EZXS55W	Switch		
38	1	3Com Superstack II Dual Speed Hub 500	Hub		
39	1	3Com Hub TP16C	Hub		
40	1	3Com 8TPC-3C16701	Hub		
41	1	DLink DE816DP	Hub		
42	1	Ricoh Aficio 1045	Photocopier		
43	1	Kyocera KM 5035	Photocopier (leased)		
44	1	Ricoh Aficio 2035	Photocopier (leased)		
45	1	Brother MFC9800	Fax Machine		
46	1	Brother Intellifax 780 MC	Fax Machine		
47	17	Nitsuko 88363	Phone		
48	1	Panasonic KX-TG200C-B	Phone		
49	1	NEC Phone System	Phone system with 2 phones		
50	1	Sony CFD-G50	Radio		
51	1	JVC RCX230	Radio		
52	1	Emerson AC2350	Radio		
53	1	Royal	Paper Shredder		
54	10	Office Desk	U-Shaped		
55	10	Desk Chairs	Office Chair		
56	1	Office Desk	For Testing students

57	1	Executive Office Suite	Desk, Closet Cabinet, Overhead Cabinet		
58	68	Student Tables			
59	149	Student Chairs			
60	20	Student Computer Desks	Single Student		
61	6	Student Computer Desks	Two Student		
62	37	Computer Steno Chairs			
63	1	Ibico EL-12	Laminating Machine		
64	1	Unibind 85	Binding Machine		
65	1	Ibico Ibimatic	Binding Maching		
66	1	Diplomat Fridge	Student Fridge		
67	1	Sanyo SR172W	Student Fridge		
68	1	Sharp Microwave			
69	1	Panasonic Microwave			
70	2	Proctor Silex 12 Cup	Coffee Machine		
71	1	Black and Decker Cup-at-a-time	Coffee Machine		
72	1	Sunbeam	Coffee Machine		
73	2	Black and Decker Toaster			
74	3	Canadian Springs	Water Cooler		
75	1	Travel & Airline Curriculum	Certificate & Diploma, CITC endorsed		
76	1	Hospitality Operations Curriculum	Certificate and Diploma; with some modules of AHLA-EI		
77	1	Events & Conference	Certificate and Diploma		
78	1	Cruise Hospitality Curriculum	Diploma		
79	1	Flight Attendant Curriculum	Diploma		
80	1	Business Management Curriculum	Diploma		
81	1	Tour Guiding Curriculum	Diploma		
82	1	Tourism Management Curriculum	Diploma		
83	1	Adventure & Ecotourism Curriculum	Diploma

SCHEDULE B AHLA LICENSE AGREEMENT

LICENSE

This License is granted by the Educational Institute of the American Hotel & Lodging Association ("EI") to Global Education in Tourism Ltd., which does business as TTI Tourism Training Institute Ltd. and CAN-America Tourism & Hospitality Group Ltd. ("Global"). As more fully detailed below, this License permits and requires Global to use and market certain products, programs and services developed and/or controlled by EI and to employ certain of EI's methodologies, technical expertise and intellectual property, including trademarks and copyrights, in connection with the use and marketing of such products, programs and services on terms and conditions more fully set forth below. This License also permits and requires such use and marketing in connection with Global's schools in China, and in China generally. This License is strictly limited by the terms specified below and is strictly geographically limited to the territory specified below. This License is a restatement of licenses and agreements in effect as of the date hereof, and supercedes all such prior licenses, agreements and understandings.

1. **License**. Subject to the terms and conditions herein specified, EI hereby grants Global a license to use and market the hereinafter described EI products, programs and services, and to use the hereinafter described EI intellectual property, including copyrights and trademarks, in the territory defined as the Peoples Republic of China with the exceptions of Hong Kong, Macao and Taiwan (the "Protected Territory") for the period up to December 1st, 2012. During the time that this License is in effect, EI will not grant to any other party a license to use any EI product, program or service in the Protected Territory unless agreed to by both parties (see para 8). Notwithstanding any other provision of this License, EI will consistent with prior agreements with Global, continue to satisfactorily conclude any prior obligations it has undertaken within the Protected Territory in a deliberate and timely manner to the extent that this

NYC 1016867-3 (?)925 0010

[illegible]

2. __Marketing Commitment__. [illegible]

3. __Products Covered by this License__. The following products are covered by this License:

3.1 [illegible]

3.2 [illegible] Advanced Internet [illegible]

Page [illegible]

[illegible]

right to do so directly or through a third party. Details of these educational programs and services are included in the Master License Agreement Operations Handbook, the terms of which are incorporated herein by reference and the Handbook may be changed at any time by EI, in its sole discretion, with any such damages becoming a part of this License by incorporation. EI will pay licensee 5% commission of any products EI sells directly to customers in the protected territory; and (iv) USD $50 commission for each candidate enrolled by EI in the protected territory.

4. **Payment**.

License Fees. Global shall pay to EI the sum of $25,000, such sum to be received in readily available funds by EI within five (5) days of the effective date of this License. The license fee of $25,000 reflects credit for a $20,000 down payment on the original license fee of $45,000 which was sent September 12th, 2005. Each year thereafter, Global shall pay to EI the sum of $30,000 (annual fee), such sum to be received in readily available funds by EI within five (5) days of the anniversary of the effective date of this License. Annual fees owed for 2004-2005 ($15,000) and 2005-2006 ($15,000) under current agreement are waived upon signing of their agreement. Beginning in fiscal year 2006-2007 for annual sales (Revenues to EI):

1. $49,000 or less the fee is $30,000
2. Greater than $50,000 but less than $70,000 the fee will be $20,000
3. Greater than $70,000 but less than $90,000 the fee is $10,000
4. Greater than $90,000 there is no fee.

4.2.1 Gross sales receipts shall mean the total amount of funds actually received by Global during said quarter, subtracting only (a) such funds actually paid by Global

Page 3 of 21

NYK 1016567-1 080025.0010

due to returns of product and (b) taxes actually collected by Global from the purchasers of said products, programs and services.

4.2.2 EI shall, upon request, be granted access to Global's books and records for purposes of audit at any time or times that EI, in its sole judgment, deems it advisable to verify that the amounts of such payments are in accord with this License.

4.3.3 Upon termination of this License for any reason whatsoever, such payment shall be made within thirty (30) days of such termination, and EI shall be entitled to conduct a final audit within ninety (90) days after receipt of such payment.

4.3 Net Payments. The payments specified in this Section 4 shall be net of all deductions and taxes unless otherwise specified.

4.4 Funds in U.S. Dollars. The payments under this Section 4 shall be in U.S. Dollars.

4.5 Statements. Payments under this Section 4 shall be accompanied by such information as EI might, from time to time, specify and in such formats as EI might, from time to time, specify.

5. **Services and Duties of EI.**

5.1 Consultation. At prices to be agreed upon, EI will, upon request of Global, consult with Global, advise Global, and provide technical expertise to Global in connection with the activities of Global under this License. Such services will be rendered either at EI's facilities or Global's facilities.

5.2 Certifications. EI will certify Global's school faculty members at then prevailing rates.

5.3 Instructors. On terms to be agreed upon, EI will make available to Global temporary teachers, professors and guest instructors.

Page 4 of 21

NYE 1016867-3 039925.0010

5.4 Publication. FI will provide opportunities for Global's faculty [illegible] to be considered for publication on terms and conditions to be agreed upon.

5.5 Pricing. FI will extend to Global pricing below trade price on all FI products, equipment and services which Global purchases from FI for purposes of [illegible].

6. **Obligations of Global.**

6.1 General Obligations. Global will:

6.1.1 maintain a high moral and ethical standard of operation;

6.1.2 comply with all governmental laws and requirements and pay all taxes;

6.1.3 maintain its facilities in a clean, attractive and orderly condition;

6.1.4 permit operational reviews of Global's school by the FI's representatives upon mutually agreed times;

6.1.5 report sales and other performance information on the [illegible] and terms established by the FI;

6.1.6 advertise and promote operations on a local or regional basis in a manner consistent with standards to be prescribed by FI;

6.1.7 comply with the FI's requirements that the quality of furniture, fixtures, equipment, and supplies are maintained to the standards and specifications of the FI;

6.1.8 display [illegible] signs and other signs, promotional materials, and identifying characteristics in a manner consistent with local standards and regulations;

6.1.9 [illegible] FI's [illegible] to include [illegible] and [illegible] to be agreed upon.

Page 5 of 22

6.7 [illegible] comply with the EF's requirements and specifications as to the services and products to be used, purchased, or offered at Global's school.

7. **Reproduction Rights**

In addition to the License granted above, Global is authorized to translate and reproduce for use and sale in the Protected Territory the materials specified in 7.3 below (i) upon the conditions specified in 7.1 below; and (ii) upon employing the procedures specified in 7.2 below.

7.1 Conditions

7.1.1 The materials will be translated and sold only as part of academic programs unless otherwise approved by the EF.

7.1.2 Global will not amend, delete, add, comment or change the content of the materials.

7.1.3 Global will not market the translated materials outside the boundaries of the Protected Territory without the express written approval of the EF.

7.1.4 Global will provide the EF electronic copies of each translated version within 30 days of completion of translation.

7.1.5 Global will establish proper procedures to preclude unauthorized reproduction of the materials by third parties.

7.1.6 Global will not contest EF's unrestricted and exclusive ownership of these materials or its right to grant translation and printing rights to other parties.

7.1.7 Global agrees that any improvements and/or additions whatsoever made to the materials and all trademarks, copyrights and [illegible] at any time used, applied for or granted in connection with the materials, shall be for the benefit of EF and shall become EF's property.

[illegible]

Page 8 of [illegible]

7.1.4 Global will furnish an annual printing report by the end of each calendar year.

7.2 Matrices

7.2.1 Certified Hospitality Educator (CHE) certification

Product	EI/HS Requirement	International Price	Domestic Price	Global's Price
CHE	EI has not approved the CHE reproduction	$[illegible]	$[illegible]	$[illegible]

7.2.1.1 **Processing Procedures: Certified Hospitality Educator (CHE)**

Step #1 Global will market the CHE workshop to host schools using the procedures as outlined by EI.
Step #2 Global will coordinate the establishment of any requested CHE workshop through the Certification Department of EI. A class must be a minimum of 12 candidates.
Step #3 EI will issue an agreement contract to be signed by the host. A copy will be provided to Global.
Step #4 The host schools will return the signed contract within 10 days.
Step #5 EI will receive all applications with the payment.
Step #6 EI will approve the applications and send study materials to the host school to be distributed to candidates.
Step #7 The host will bear the cost of the instructor's travel, room and board.
Step #8 EI will pay the honorarium for the instructor [illegible] will be provided for classes over 15).
Step #9 EI will select the CHE instructor and coordinate with Global.
Step #10 EI will grade candidate exams, and mail the results with letter to Global for distribution to the candidates. Each candidate will get one retake at no additional cost as part of standard CHE [illegible] and must be completed within 6 months of being notified of the unsuccessful exam result.
Step #11 Each candidate will submit a video [illegible] the [illegible] of the workshop to the [illegible] for grading within [illegible] of passing the exam. EI will notify Global of the results. The candidate will be awarded the CHE upon successful completion of the exam and video. EI will issue and mail the certificate and pin to Global for distribution to the candidate.
Step #12 Record of certified candidate will be kept in EI database.

7.2.1.2 Additional Conditions:

7.2.1.2.1 The Price of $[illegible] per person will apply if Global does the following:

(i) Books a workshop with the host school, sends the applications and the payment to EI for approval at least 1 month in advance of workshop

Page 7 of 21

[illegible]

viii. Global will pay for [illegible] for an [illegible] approved instructor

viiii. Global will, along with the [illegible], bear all the expenses of the [illegible] approved [illegible].

7.2.1.2.2 [illegible] Global [illegible] of the CHE, [illegible] will give the Host School one scholarship for each 15 candidates enrolled in the CHE program. The scholarship will be issued to the host school following the workshop and may be applied toward any future CHE [illegible] within 12 months of the date issued.

7.2.1.2.3 All English CHE workshop materials will come from [illegible]. Chinese CHE workshop materials have not been approved by [illegible].

7.2.2 Executive Level Certification

Product	Item to be Represented	Non-Member Price	Member Price	Global's Price $
CHA	Study Guide / Exam	$[illegible]	$[illegible]	[illegible]
CLM	Study Guide / Exam	$500.00	$400.00	262.00
CFBE	Study Guide / Exam	$425.00	$[illegible]	210.00
CHHE	Study Guide / Exam	$425.00	$[illegible]	210.00
CHDT	Study Guide / Exam	$425.00	$[illegible]	210.00
CHRE	Study Guide / Exam	$425.00	$350.00	210.00
CHRE	Study Guide / Exam	$425.00	$350.00	210.00
CHT	Study Guide / Exam	$425.00	$350.00	210.00
CHSP	Study Guide / Exam	$[illegible]	$[illegible]	[illegible]
CLSD	Study Guide / Exam	$425.00	$350.00	210.00

7.2.2.1 Processing Procedures:
Executive Level – CHA, CLM, CFBE, CHHE, CHDT, CHRE, CHT, CHSP, CLSD

Step #1 Global will distribute and receive candidate applications and payments.
Step #2 Global will send candidate applications and payments to [illegible] Certification Department.
Step #3 [illegible] will send study guide [illegible] to Global.

Page 8 of 21

[illegible]

Step #4-Global will print and distribute the study guides to the candidate.
Step #5-Global will send Exam Application Form to EI Certification Department.
Step #6 - EI will send exam package to Global.
Step #7- Global will arrange the exam writing according to the EI-approved Exam Application Form with the candidate and send completed answers sheet back to the Educational Institute.
Step #8-EI will grade candidate's exam, issue certification certificate to Global for distribution to candidate.
Step #9-Record of certified candidate will be kept in EI database.

7.2.2.2 Other Conditions

7.2.2.2.1 The 1st and 2nd retake fees for the Executive level is $25.00. After the failure of the 2nd retake, the candidate needs to wait one year from the last retake to reapply for the certification.

7.2.2.2.3 EI will pay all freight charges but Global agrees to give four weeks advance notice.

7.2.2.2.4 Prices subject to change with a 30 day written notice.

7.2.3 Supervisory and Line Level Certifications

Product	Item to be Reproduced	Non-Member Price	Member Price	Global's Price
CHS	Exam	$82.50	$75.00	$16.00
CHS	SSH / Exam	$209.95	$174.95	$33.00
CLSS	Study Guides / Exam	$275.00	$260.00	$117.50
CHHS	Study Guides / Exam	$65.00	$59.00	$31.50
CLSG	Skills Guide / Exam	$40.00	$35.00	$16.00
RS Restaurant Server	Skills Guide / Exam	$40.00	$33.00	$8.00
BAR Bar Bartender	Skills Guide / Exam	$40.00	$35.00	$8.00
PSA Public Space Cleaner	Skills Guide / Exam	$40.00	$35.00	$8.00
LA Laundry Attendant	Skills Guide / Exam	$40.00	$33.00	$8.00
KS Kitchen	Skills Guide / Exam	$40.00	$33.00	$8.00

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Steward				
CHS Operator	Skills Grade / Exam	$40.00	$35.00	$5.00
CD Concierge	Skills Grade / Exam	$40.00	$35.00	$5.00
BA Bell Attendant	Skills Grade / Exam	$40.00	$35.00	$5.00
RES Reservationist	Skills Grade / Exam	$40.00	$35.00	$5.00
FDR Front Desk Representative	Skills Grade / Exam	$40.00	$35.00	$5.00
GA Guestroom Attendant	Skills Grade / Exam	$40.00	$35.00	$5.00
CS Cocktail Server	Skills Grade / Exam	$40.00	$35.00	$5.00
RSA Room Service Attendant	Skills Grade / Exam	$40.00	$35.00	$5.00
BSE Banquet Set-up Employee	Skills Grade / Exam	$40.00	$35.00	$5.00
BS Banquet Server	Skills Grade / Exam	$40.00	$35.00	$5.00
BP Bar Porter	Skills Grade / Exam	$40.00	$35.00	$5.00
[illegible] Retail Cashier	Skills Grade / Exam	$40.00	$35.00	$5.00
MNT Maintenance Employee	Skills Grade / Exam	$40.00	$35.00	$5.00
VAL Valet Attendant	Skills Grade / Exam	$40.00	$35.00	$5.00

7.3.2.1 **Processing Procedures Supervisory and Line Level-CHS, CHDT, CLSO, CLOS, BS, BAR, PSC, LA, KS, PBX, CD, BA, RES, FDR, GA, CS, RSA, BSE, BS, BP, REF, MNT, VAL**

Step #1-All candidate applications will be [illegible] and qualified by Global.
Step #2-All materials will be distributed to the candidate by Global
Step #3-Global will proctor and grade all exams.
Step #4-Candidates name and grades and payment to be sent to [illegible]
[illegible] Each type of the line level needs to be on the individual exam

Page 10 of 21

[illegible]

[illegible] will [illegible] all certificates and [illegible] to Global. Global is responsible for the freight charge.
[illegible] will ship FOB from Lansing, Michigan USA

7.2.3.2 Other Conditions

7.2.3.2.1 The 1st and 2nd retake fees for the Supervisory Level is $15.00. After the failure of the 2nd retake, the candidate needs to wait for one year from the last retake to reapply for the certification. There is no retake for the Line Level Certification.

7.2.3.2.3 For line level certification, each candidate [illegible] the skills guide and the [illegible]

7.2.3.2.4 E.I. will pay the freight charges with [illegible] advanced notice to Global.

7.2.3.2.5 Prices subject to change with a 30-day written notice.

7.2.4 Lodging Management Program (L.M.P.) & START

Product	Item to be Replenished	Non-Member Price	Member Price	Global's Price
L.M.P. YEAR 1	TEXTBOOK	$53.00	$53.00	$5.50
L.M.P. YEAR 1	STUDENT WORKBOOK / COMPETENCY / SCANTRON	$22.00	$22.00	$16.50
L.M.P. YEAR 1	INSTRUCTOR MATLS. (LESSON PLANS, ASSESSMENTS, TRANSPARENCY MATERS, INSTRUCTOR WORKBOOK, INSTRUCTOR TOOLKIT)	$315.00	$315.00	$16.50
L.M.P. YEAR 2	TEXTBOOK	$53.00	$53.00	$4.50
L.M.P. YEAR 2	STUDENT WORKBOOK / COMPETENCY / SCANTRON	$22.00	$22.00	$16.50
L.M.P. YEAR 2	INSTRUCTOR MATLS. (LESSON PLANS, ASSESSMENTS, TRANSPARENCY MATERS, INSTRUCTOR WORKBOOK, INSTRUCTOR TOOLKIT)	$315.00	$315.00	$16.50
S.T.A.R.T.	TEXTBOOK	$53.00	$53.00	$6.30
S.T.A.R.T.	STUDENT WORKBOOK / COMPETENCY / SCANTRON	$22.00	$22.00	$10.50
S.T.A.R.T.	INSTRUCTOR MATLS. (LESSON PLANS, ASSESSMENTS, TRANSPARENCY MATERS, INSTRUCTOR WORKBOOK, INSTRUCTOR TOOLKIT)	$315.00	$315.00	$16.50

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[illegible]

7.2.5 Textbooks

Item to be Reproduced	Global's price
English Textbook	$6.50
Chinese Textbook	[illegible]
Seminar	$15.00

7.2.5.1 Processing Procedure for the textbooks

Step #1-Global will purchase the covers from EI. EI will pay freight based on four weeks advance notice by Global.

7.2.5.2 Processing Procedure for the courses

Step #1-Global will purchase the covers and the manuals from EI. EI will pay freight based on four weeks advance notice by Global.
Step #2-Global will place the order and send the class roster in electronic format to EI. Each course needs to be on the individual roster.
Step #3-EI will issue the certificate to Global.

7.5.2.3 Other Conditions

7.5.2.3.1 These course fees include one Chinese or English [illegible] period of 1 year. After the first free retake, additional retake fee is $15.00

7.2.6 Video and Seminar Products

Item to be Reproduced or Created by Global Education in Territory	Global's price
EI's Videos in DVD format (see Appendix A)	$30.00
Revenue Management Seminar	$30.00
Going the Extra Mile Seminar	$30.00
High Performance Training Seminar	$30.00
Turnkey Turnover Seminar	$30.00
Building High Energy Teams Seminar	$30.00
Putting the "Fun" in Problem Solving Seminar	$30.00

7.2.6.1 Global will place the orders for the DVD and seminars and EI will pay freight based on four weeks advanced notice to Global.

8. **Academic Programs**

The Educational Institute may add/create other schools in the territory at [illegible] courses [illegible] only do so after advising the licensee and will pay licensee 10% of any fees.

Page 12 of 21

[illegible]

represent them the services of the specific licensed school facility. Global will not use EI's service marks on any signage, advertising, stationery, supplies, business cards or otherwise except in accordance with this License and the written standards set forth by EI or with the prior written approval of EI. Global may not apply for national, state, provincial or foreign registration of any mark of EI or use any mark of EI in its legal or trade name.

9.5 Control of Usage. Global acknowledges that EI has the unilateral right to create, implement, modify, enforce, and research requirements including usage of EI's name and trademarks, quality certification, reporting formats, and inspection procedures and review procedures. EI may, in its sole discretion, permit deviations from standards based on local conditions and/or EI's assessment of special circumstances.

9.6 Improvements and Additions. All improvements and additions whenever made to or associated with the EI products and programs by Global or anyone else, and all service marks, trademarks and copyrights, and service marks, and trademark registrations at any time used, applied for or granted in connection with EI, shall inure to the benefit of the EI, and become property of the EI.

9.7 Disputes with Third Parties. EI will have the sole right and responsibility to handle disputes with third parties concerning use of all or any parts of EI's names, logo, services and Global will, at its reasonable expense, extend its full cooperation to the EI in all such matters. Global may request on an exemption basis and EI may grant the authorization for Global to handle disputes on a case by case basis. EI is not required to initiate suit against imitators or infringers and may settle any dispute by means it determines to be effective and in the best interests of the EI. Global will not initiate any suit or proceeding against imitators or infringers, or any other suit or proceeding to enforce or protect the EI marks and copyrights.

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[illegible]

Both parties will make every effort consistent with the foregoing to protect, maintain and promote EI's name, products and programs.

9.8 Not Control. Global will not control EI's copyright and exclusive ownership of its products, programs, and intellectual property, including trademarks and copyrights, or its right to grant licenses, not inconsistent with this License, to third parties.

9.9 Confidential Information. Global agrees to exercise its best efforts to preserve the confidentiality of any EI trade secrets and other proprietary information not generally known in the hospitality industry or in hospitality education (collectively, "Confidential Information"), including, but not limited to, faculty certifications, operational review procedures, reports and any standard manuals or handbook, produced and provided by EI. Confidential information fixed in any tangible medium of expression within the meaning of the U.S. Copyright Act, now known or later developed remains the exclusive property of the EI.

10. Electronic Medium. This License covers all EI programs which are transmitted through electronic medium, including the World Wide Web, or otherwise by computer. Such programs shall be priced by EI at a price below the list price of such programs, or, if no list price exists, then at a mutually agreeable price. Royalties payable by Global to EI for use and sale of such programs shall be negotiated on a program by program basis.

11. Miscellaneous Provisions.

11.1 Currency Transfer/Fees and Product Payment Provisions. Global agrees to provide payments of fees associated with this License via wire transfer, credit card, or by check drawn on a U.S. bank. Global also agrees to prepay charges for orders submitted, including shipping and handling. All payments and fund transfers are to be made in U.S. dollars.

11.2 Relationship of Parties. Global is an independent contractor. Neither party is the legal representative or agent of, or has the power to obligate or has the right to direct

Page 13 of [illegible]

by registered or certified mail, return receipt requested, addressed to the parties at their respective addresses given below. Either party may designate a different address or [illegible] by notice.

Global [illegible] [illegible] Limited
Canadian Headquarters
301-1245 West Broadway
Vancouver, British Columbia, Canada V6H 1G7

Beijing Representative Office
Room 812, [illegible] Commercial Building
No. 33, [illegible] Street
Dong Cheng District, Beijing 100006 P.R. China

American Hotel & Lodging Educational Institute
800 N. Magnolia Avenue, Suite 1800
Orlando, Florida 32803
USA

11.6 Entire Agreement. This License constitutes the entire agreement between the parties and supersedes all prior writings and oral agreements and representations relating to the subject matter hereof. This License may be amended only by a written writing that has amendments and signed by both parties.

11.7 Waiver. The waiver of a breach of any of the terms of this License or of any default shall not be construed as a waiver of any subsequent breach or default and shall not in any way affect the other terms. No waiver or modification shall be valid or binding unless in writing and signed by the parties.

11.8 Right to Inspect. EI shall have the right to inspect Global's facilities and books and records at any time that it, in its sole judgment, deems appropriate.

11.9 Approvals. EI shall have the right to approve all sub-licensing contracts proposed to be entered into by Global, such approval not to be unreasonably withheld.

[illegible]

Page 17 of 21

12. Term and Termination.

12.1 Term. The term of this License shall be from April 1, 2007 known as the effective date to November 30, 2012.

12.2 Renewal. Twelve (12) months prior to the termination date specified immediately above, the parties will commence negotiations for a renewal of this License.

12.3 Termination for Breach. The following will be material breaches by Global: (i) failure by Global to pay any sums required by this License to be paid by Global in the manner specified in this License; (ii) the insolvency, fraud or willful misconduct by Global; (iii) Global ceasing to operate the facility, defaulting under any lease or sublease of the facility, or losing possession or rights to possession of the facility; or (iv) an attempted assignment or [illegible] prohibited under this License. Upon such a breach, EI may immediately, without notice, at its sole option, within its sole and absolute discretion and for any reason whatsoever, terminate this License.

12.4 Other Breaches. Should either party fail to comply with the provisions of this License, except for those described immediately above, the aggrieved party shall give the non-complying party written notice specifying the failure to comply and demanding that such failure be cured within thirty (30) days. If the party receiving said notice fails to cure its non-compliance within the thirty (30) day period, the party giving such notice may terminate this License.

12.5 Effect of Termination. If this License is terminated for any reason, Global shall no longer have any rights to use EI's name, trademarks or programs. All printed and promotional materials, which identify Global with EI must be discarded within thirty (30) days following termination. Students and [illegible] in process will not receive EI certificates, diplomas or certifications through Global if their completion date follows the termination date

Page 18 of 21

[illegible]

However, EI and Global will together review alternative arrangements to ensure that students who have been validly enrolled in a course will not be disadvantaged solely because of the termination of this Agreement. AH&LA products and supplies purchased by Global and held in school inventories are nonreturnable. EI will use its best efforts to effect a timely [illegible] termination of EI produced products to other parties.

12.6 Cumulative Remedies. The remedies specified in this Section 9 are not exclusive and [illegible] available remedies may be pursued.

IN WITNESS WHEREOF, the Parties, through their duly authorized and appointed representatives, hereby sign two (2) identical original copies of this Addendum, which are also signed by two witnesses below on the date cited above (Effective Date).

Signed in the City of Orlando, Florida, United States of America, 
[illegible] of [illegible], 2007.

Educational Institute of the American Hotel & Lodging Association
800 N. Magnolia Avenue, Suite 1800
Orlando, FL 32803

By: ______________________
Ray G. Kennington
President

Attest/Witness: ______________________

Date: 3/23/07

Signed in the City of Beijing, People's Republic of China
on [illegible] of April, 2007

Global Education in Tourism Ltd.,
[illegible] Tourism Training Institute Ltd and
Can-American Tourism & Hospitality Group Ltd
[illegible]-4245 West Broadway, Vancouver, BC
V6H 1G7 Canada

By: ______________________
Rosemary Ang
Managing Director

Attest/Witness: ______________________

Date: March 23, 2007

Page 19 of 21

[illegible]

Appendix A

List of Videos in Translation

CODE	Name	Language
5396DVD02	Full Access	English
5380DVD07	Stay Safe: Awareness training	English
5940DVD01	Fire Safe: Prevention and Response	English
5920DVD01	Spotlight on Security	English
5221DVD03	Guest Relations	English
9836DVD01	Bus Person	English
9391?DVD01	The Spirit of Hospitality	English
5301DVD05	Food Safety	English
5556DVD	Quality Equipment Maintenance	English
5290DVD	Energy Saving Tips	English
[illegible]	Smart Service	English
[illegible]	Room Service	English
[illegible]	Restaurant Server	English
[illegible]	Planning for Emergencies	English
[illegible]	CHINESE EXCEEDING GUEST EXPECTATIONS VIDEO - PAL	Chinese
05532VHS02	CHINESE SOLVING GUEST PROBLEMS VHS VIDEO - NTSC	Chinese
05533VHS02	CHINESE SUGGESTIVE SELLING VHS VIDEO - NTSC	Chinese
05564VHS02	CHINESE FROM CHECK IN TO CHECK OUT VHS VIDEO - NTSC	Chinese
05571VHS02	CHINESE QUALITY GUESTROOM CLEANING VHS VIDEO - NTSC	Chinese
05572VHS02	CHINESE HOUSEKEEPING: SAFETY & SECURITY VHS VIDEO - NTSC	Chinese
05511VHS02	CHINESE F&B SERVICE SKILLS PART 1 VHS VIDEO - NTSC	Chinese
05512VHS02	CHINESE F&B SERVICE SKILLS PART 2 VIDEO - PAL	Chinese
05222VHS01	Front office skills Services: A Winning Formula	English
05223VHS08	Full Service operation: At your service	English
05351VHS01	Increasing Productivity Teamwork	English
05240VHS 02	Revenue Management	English
05541VHS02	Training the trainer: Prepare for the training	English
05542VHS02	Training the trainer: Leading Group training	English
05840VHS	Fire Safety	English

Page 20 of 21

[illegible]	WT Security Awareness	English
[illegible]	Work place Violence	English
[illegible]	Security Employee Awareness	English
[illegible]	Hosting International Guests	English
[illegible]	Food Service for Guests	English
[illegible]	Safety Works Series	English
[illegible]	Currency Rules	English

Page 21 of 21

SCHEDULE C TTI EMPLOYMENT/CONSULTING AGREEMENTS

Item #2 - List of Employees

Title	Campus	Monthly Salary
Accounting Clerk / IT	Vancouver	2,500.00
Councellor	Vancouver	3,000.00
Marketing	Vancouver	2,250.00
Registrar	Vancouver	3,128.00
Student Services	Vancouver	2,500.00
Student Services	Vancouver	1,200.00
Student Services	Surrey	2,416.00
Councellor	Surrey	3,750.00
Total monthly		20,744.00

Teachers	Campus	Hourly Wage
Business	Vancouver	30.00
Cruise	Vancouver	25.00
Events & Confere	Vancouver	27.00
Flight Attendant	Vancouver	27.00
Hotel	Vancouver	25.00
Travel	Vancouver	26.00
Travel	Surrey	30.00
Hotel	Surrey	24.00

SCHEDULE D

TTI FINANCIAL STATEMENTS

[TTI Interim Financial Statements are to be included when delivered by the Vendor to the Purchaser in accordance with this Agreement]

Schedule D.

Global Education in Tourism Ltd.

FINANCIAL STATEMENTS

July 31, 2007

D+H Group LLP
Chartered Accountants

REVIEW ENGAGEMENT REPORT

To the Board of Directors of
Global Education in Tourism Ltd.

We have reviewed the balance sheet of Global Education in Tourism Ltd. as at July 31, 2007 and the statements of income and deficit and cash flow for the year then ended. These financial statements have been prepared in accordance with Canadian generally accepted accounting principles using differential reporting options available to non-publicly accountable enterprises, as described in Note 2 to the financial statements. Our review was made in accordance with Canadian generally accepted standards for review engagements and accordingly consisted primarily of enquiry, analytical procedures and discussion related to information supplied to us by the Company.

A review does not constitute an audit and consequently we do not express an audit opinion on these financial statements.

Based on our review, nothing has come to our attention that causes us to believe that these financial statements are not, all material respects, in accordance with Canadian generally accepted accounting principles.

D+H Group LLP

Chartered Accountants

Vancouver, B.C.
November 29, 2007

D+H Group LLP Chartered Accountants
10th Floor, 1333 West Broadway
Vancouver, British Columbia
Canada V6H 4C1
Telephone: 604 731 5881
Facsimile: 604 731 9923
Email: info@dhgroup.ca
www.DHgroup.ca
A B.C. Limited Liability Partnership of Corporations

Understanding, Advising, Guiding

Member of BHD Association with affiliated offices across Canada and internationally

Global Education in Tourism Ltd.
BALANCE SHEET
July 31, 2007
(Unaudited)

		2007		2006 (Note 2)
ASSETS				
CURRENT ASSETS				
Accounts receivable	$	65,971	$	131,352
Marketable securities (Note 3)		1,419		1,507
Prepaid expenses		43,424		53,208
		110,814		186,067
PROPERTY AND EQUIPMENT (Note 4)		37,279		75,324
LICENSE (Note 5)		52,036		62,895
	$	200,129	$	324,286
LIABILITIES				
CURRENT LIABILITIES				
Bank indebtedness (Note 6)	$	189,329	$	191,881
Accounts payable and accrued liabilities		233,883		212,413
Due to shareholders (Note 7)		252,709		283,998
Deferred revenue		164,970		269,573
Current portion of loan payable		-		3,775
		840,891		961,640
LOAN PAYABLE		-		8,504
		840,891		970,144
COMMITMENTS (Note 8)				
SHAREHOLDERS' EQUITY				
SHARE CAPITAL (Note 9)		20		20
RETAINED EARNINGS (DEFICIT)		(640,782)		(645,878)
		(640,762)		(645,858)
	$	200,129	$	324,286

OPERATIONS (Note 1)

Approved by the Board *Conrad Sey* Director ______________________ Director

Global Education in Tourism Ltd.

STATEMENT OF INCOME AND DEFICIT

Year ended July 31, 2007

(Unaudited)

	2007	2006 (Note 2)
REVENUE		
Tuition	$ 1,405,920	$ 1,646,348
Other income	138,403	70,888
	1,544,323	1,717,236
EXPENSES		
Advertising and promotion	298,891	236,055
Amortization of license	10,859	10,860
Amortization of property and equipment	16,301	24,167
Automobile	16,958	34,411
Bank charges and interest	37,040	24,826
Commissions	53,137	52,699
Course materials and supplies	56,127	90,387
Dues and subscriptions	8,910	7,140
Equipment rental	25,573	36,893
Insurance	4,631	5,297
Office and miscellaneous	105,178	130,760
Professional fees	9,000	13,922
Rent	250,574	244,594
Repairs and maintenance	9,200	18,085
Salaries and benefits	567,339	702,004
Telephone	20,992	26,910
Travel	18,756	22,758
Utilities	8,017	10,170
	1,517,483	1,691,938
INCOME BEFORE OTHER ITEM	26,840	25,298
OTHER ITEM		
Impairment of property and equipment (Note 4)	(21,744)	-
NET INCOME FOR THE YEAR	5,096	25,298
RETAINED EARNINGS (DEFICIT), beginning of year	(645,878)	(671,176)
RETAINED EARNINGS (DEFICIT), end of year	$ (640,782)	$ (645,878)

Global Education in Tourism Ltd.
STATEMENT OF CASH FLOW
Year ended July 31, 2007
(Unaudited)

		2007		2006 (Note 2)
CASH FLOW FROM (USED IN) OPERATING ACTIVITIES				
Net income (loss) for the year	$	5,096	$	25,298
Adjustments to reconcile net cash provided by operating activities				
Amortization of property and equipment		16,301		24,167
Amortization of license		10,859		10,860
Impairment of property and plant		21,744		-
Decrease (increase) in				
Accounts receivable		65,381		(19,092)
Marketable securities		88		126
Prepaid expenses and deposits		9,784		(21,586)
Increase (decrease) in				
Accounts payable and accrued liabilities		21,470		3,265
Deferred revenue		(104,603)		(84,907)
		46,120		(61,869)
CASH FLOW FROM (USED IN) INVESTING ACTIVITY				
Purchase of property and equipment		-		(22,144)
CASH FLOW FROM (USED IN) FINANCING ACTIVITIES				
Net advances from (repayment to) shareholders		(31,289)		35,394
Net advances from (repayment to) loan		(12,279)		12,279
		(43,568)		47,673
INCREASE (DECREASE) IN CASH DURING THE YEAR		2,552		(36,340)
CASH (BANK INDEBTEDNESS), beginning of year		(191,881)		(155,541)
CASH (BANK INDEBTEDNESS), end of year	$	(189,329)	$	(191,881)

See Note 11.

Global Education In Tourism Ltd.
NOTES TO THE FINANCIAL STATEMENTS
July 31, 2007
(Unaudited)

1. OPERATIONS

Global Education in Tourism Ltd. (the "Company") was incorporated under the corporate law of British Columbia. It carries on the business of providing educational and training programs in the tourism industry.

The Company is dependent upon its ability to achieve profitable operations and to raise additional financing or equity in order to continue to realize its assets and discharge its liabilities in the normal course of business.

2. ACCOUNTING POLICIES

Basis of presentation
These financial statements have been prepared in accordance with Canadian generally accepted accounting principles which necessarily involve the use of estimates. The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of significant accounting policies summarized below.

Differential reporting
With the unanimous consent of the shareholders, the Company has elected to use the differential reporting options available to non-publicly accountable enterprises, which include:

Disclosure of financial instruments
The Company discloses the fair value of financial assets and liabilities for which fair value information is readily obtainable.

Revenue recognition
Tuition revenue is recognized on a straight-line basis over the corresponding term of the course where the services have been provided and collection is reasonably assured. Deferred revenue represents the unearned portion of tuition revenue that has been received but not earned.

Property and equipment
Property and equipment are recorded at cost less accumulated amortization. Amortization is provided over the estimated useful life of each property and equipment using the following annual rates and methods:

Computer equipment	- 30% declining balance
Furniture, fixtures and equipment	- 20% declining balance
Leasehold improvements	- straight-line over the term of the lease plus one renewal period

Foreign currency transactions
Monetary assets and monetary liabilities are translated into Canadian dollars at the rate of exchange prevailing at the balance sheet date. Non-monetary assets and non-monetary liabilities are translated into Canadian dollars at historical rates. Revenues and expenses are translated into Canadian dollars at the average rate for the year. Foreign currency transaction gains and losses are included in earnings.

License
The license is carried at cost less accumulated amortization. Amortization is provided on a straight-line basis over the estimated economic life of the license, presently believed to be ten years.

Global Education in Tourism Ltd.
NOTES TO THE FINANCIAL STATEMENTS
July 31, 2007
(Unaudited)

2. **SIGNIFICANT ACCOUNTING POLICIES** - continued

Marketable securities
Marketable securities are carried at the lower of cost and fair value.

Income taxes
Income taxes are recorded on a tax allocation basis. Under this method, current income taxes are recognized for the estimated income taxes payable for the current year. Future income tax assets and future income tax liabilities are recognized as the estimated income tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective income tax bases. Future income tax assets and liabilities are recognized using enacted income tax rates. The effect of changes in income tax rates is recognized in income in the period in which the change occurs. Future income tax assets arising from deductible temporary differences and loss carryforwards are recognized only when their realization is considered more likely than not.

Comparative figures
The comparative figures were neither audited nor reviewed.

3. **MARKETABLE SECURITIES**

The fair value of marketable securities at July 31, 2007 was $ 1,479 (2006 - $ 1,464).

4. **PROPERTY AND EQUIPMENT**

	2007			2006
	Cost	Accumulated amortization	Net	Net
Computer equipment	$ 123,466	$ 116,350	$ 7,116	$ 10,167
Furniture, fixtures and equipment	100,808	88,508	12,300	16,167
Leasehold improvements	147,784	129,921	17,863	48,990
	$ 372,058	$ 334,779	$ 37,279	$ 75,324

During the year, the Company closed its Kelowna Campus resulting in an impairment of leasehold improvement of $ 21,744.

5. **LICENSE**

	2007	2006
License	$ 108,595	$ 108,595
Less: Accumulated amortization	56,559	45,700
	$ 52,036	$ 62,895

Global Education In Tourism Ltd.
NOTES TO THE FINANCIAL STATEMENTS
July 31, 2007
(Unaudited)

6. BANK INDEBTEDNESS

	2007	2006
Operating line of credit	$ 183,249	$ 194,848
Cash	(758)	(2,967)
Cheques issued in excess of deposits	6,838	-
	$ 189,329	$ 191,881

The operating line of credit bears interest at the lender's prime rate of interest plus 1.0% per annum and is due on demand.

The Company and the shareholders have pledged certain of their assets as collateral for the operating line of credit.

7. DUE TO SHAREHOLDERS

The amounts due to shareholders do not bear interest, are repayable on demand and are unsecured.

8. COMMITMENTS

Operating leases
The Company leases equipment, automobile and certain premises under operating leases that expire at various dates between 2008 and 2011.

The Company is obligated to make the following minimum lease payments under its operating leases in each of the fiscal years ending:

2008	$ 105,950
2009	22,399
2010	21,419
2011	17,723
	$ 167,491

9. SHARE CAPITAL

Authorized
- 250,000 class A voting common shares without par value
- 250,000 class B redeemable, voting common shares without par value
- 250,000 class C non-voting, common shares without par value
- 9,000,000 class D non-voting, redeemable, retractable preferred shares without par value
- 250,000 class E voting, redeemable common shares without par value

	2007	2006
Issued		
201 class A common shares	$ 20	$ 20

Global Education In Tourism Ltd.
NOTES TO THE FINANCIAL STATEMENTS
July 31, 2007
(Unaudited)

10. FINANCIAL INSTRUMENTS

Financial instruments consist of accounts receivable, marketable securities, bank indebtedness, accounts payable and accrued liabilities and amounts due to shareholders.

Fair value
The fair value of accounts receivable, marketable securities, bank indebtedness and accounts payable and accrued liabilities are believed to equal their carrying amounts due to their short terms to maturity.

The amounts due to shareholders are carried at the amount required to settle the balances on a current basis.

Credit risk
Marketable securities and accounts receivable are exposed to credit risk due to the potential for counterparties to default on their contractual obligations. The maximum potential loss on all financial instruments is equal to the carrying amounts of these items.

Interest rate risk
Bank indebtedness bears interest at a floating rate which exposes the Company to interest rate cash flow risk. If the market rate of interest increased by 1%, the Company would be obligated to pay approximately $ 1,832 in additional annual interest

The amounts due to shareholders do not bear interest and therefore do not subject the Company to interest rate risk.

11. SUPPLEMENTAL CASH FLOW INFORMATION

Interest has been paid as follows:

	2007	2006
Interest paid	$ 33,092	$ 21,216

12. RELATED PARTY TRANSACTIONS

Unless otherwise stated, related party transactions are measured at the exchange amount, being the amount of consideration established and agreed to by the related parties. See Note 6.

13. INCOME TAXES

The Company has non-capital losses for income tax purposes of $ 755,419 available to reduce future years' taxable income. The benefit of these non-capital losses has not been recognized in the Company's accounts as there is no reasonable assurance such benefit will be realized. If unused, the non-capital losses become no longer available to reduce taxable income after the end of the following taxation years:

July 31, 2009	$ 150,652
July 31, 2010	302,305
July 31, 2014	166,957
July 31, 2026	49,261
July 31, 2027	86,244
	$ 755,419

Certain events may result in the earlier expiry of the non-capital losses. Management, however, does not anticipate any such events occurring.

Global Education in Tourism Ltd
STATEMENT OF INCOME AND DEFICIT

	2006	2007	March 31, 2008
REVENUE			
Tuition	1,646,348	1,405,920	703,484
Other Income	70,888	138,403	43,906
	1,717,236	1,544,323	747,390
EXPENSES			
Advertising and Promotion	236,055	298,891	115,254
Amortization of Licence	10,860	10,859	0
Amortization of Property and Equipment	24,167	16,301	0
Automobile	34,411	16,958	13,494
Bank Charges and Interest	24,826	37,040	28,787
Commissions	52,699	53,137	12,007
Course Material and Supplies	90,387	56,127	15,408
Dues and Subscriptions	7,140	8,910	4,252
Equipment Rental	36,893	25,573	18,540
Insurance	5,297	4,631	3,876
Office and Miscellaneous	130,760	105,178	29,682
Professional Fees	13,922	9,000	14,548
Rent	244,594	250,574	159,396
Repair and Maintenance	18,085	9,200	6,203
Salaries and Benefits	702,004	567,339	298,605
Telephone	26,910	20,992	11,022
Travel	22,758	18,756	13,253
Utilities	10,170	8,017	4,718
	1,691,938	1,517,483	749,046
Other Items		$ (21,744)	
NET INCOME (LOSS)	$ 25,298	$ 5,096	$ (1,656)
RETAINED EARNINGS (DEFICIT), beginning of year	$ (671,176)	$ (645,878)	$ (640,782)
RETAINED EARNINGS (DEFICIT), end of year	$ (645,878)	$ (640,782)	$ (642,438)

SCHEDULE E

TTI STUDENT CONTRACTS

Last Name	First Name	Student ID	Course	Tuition	Paid	Balance	Start Date	End Date	Length	Revenue	Deferred
Damar	Bahar Gamze	S75A45	Advanced Travel & Airline	9,690	9,690	0	4-Sep-07	28-Apr-08	4	8545	1145
Intendencia	Anthony	S79A44	Advanced Travel & Airline	9,690	8,614	1,076	4-Sep-07	28-Apr-08	4	8545	1145
Wiebe	Stephanie	S79A81	Advanced Travel & Airline	9,690	9,690	0	4-Sep-07	28-Apr-08	4	8545	1145
Tran	Jennifer	S79A83	Advanced Travel & Airline	9,690	9,690	0	4-Sep-07	28-Apr-08	4	8545	1145
Jattana	Inderjit	S79A84	Advanced Travel & Airline	9,690	9,690	0	4-Sep-07	28-Apr-08	4	8545	1145
Huynh	Lisa	S79A86	Advanced Travel & Airline	9,690	9,690	0	4-Sep-07	28-Apr-08	4	8545	1145
Dong	Linh	S79A91	Advanced Travel & Airline	9,690	9,690	0	4-Sep-07	28-Apr-08	4	8545	1145
Nguyen	Thi (Anna)	S79A92	Advanced Travel & Airline	9,690	9,690	0	4-Sep-07	28-Apr-08	4	8545	1145
Varga	Marton	S79A96	Advanced Travel & Airline	9,690	9,690	0	4-Sep-07	28-Apr-08	4	8545	1145
Howie	Frederick (Frank)	S79A01	Advanced Travel & Airline	9,690	9,690	0	13-Nov-07	8-Jul-08	14	5659	4031
McLaughlin	Jennifer	S7NA17	Advanced Travel & Airline	9,690	9,690	0	13-Nov-07	8-Jul-08	14	5659	4031
Aguilar	Cindy	S81A12	Advanced Travel & Airline	9,690	6,504	3,186	14-Jan-08	15-Aug-08	20	3487	6203
Adasa	Annie Jay	S81A16	Advanced Travel & Airline	9,690	6,504	3,186	14-Jan-08	15-Aug-08	20	3487	6203
Fortney-Hehn	Leeanne	S81A17	Advanced Travel & Airline	9,690	1,100	8,590	14-Jan-08	15-Aug-08	20	3487	6203
Machado	Kaliope (Poppy)	S81A22	Advanced Travel & Airline	9,690	5,280	4,410	14-Jan-08	15-Aug-08	20	3487	6203
Burgess-Bastien	Rebecca	S81A33	Advanced Travel & Airline	9,690	6,390	3,300	14-Jan-08	15-Aug-08	20	3487	6203
Peredo	Blefourie	S81A42	Advanced Travel & Airline	9,690	6,390	3,300	14-Jan-08	15-Aug-08	20	3487	6203
Iberg	Katie	S81A94	Advanced Travel & Airline	9,690	9,690	0	14-Jan-08	15-Aug-08	20	3487	6203
Calovic	Tijana	S82A74	Advanced Travel & Airline	9,690	1,000	8,690	25-Feb-08	19-Sep-08	25	1638	8052
Iwashita	Hitomi	V79A74	Advanced Travel & Airline	12,600	11,406	1,194	17-Sep-07	12-May-08	6	10376	2224
Kasai	Akiko	V79A87	Advanced Travel & Airline	12,600	12,600	0	17-Sep-07	12-May-08	6	10376	2224
Luo	Ya Wen Amanda	V79A89	Advanced Travel & Airline	9,690	9,690	0	17-Sep-07	12-May-08	6	7980	1710
Flores	Brenda	V79A95	Advanced Travel & Airline	9,690	5,573	4,117	17-Sep-07	12-May-08	6	7980	1710
Bready	Kristin	V7NA33	Advanced Travel & Airline	9,690	7,805	1,885	5-Nov-07	26-Jun-08	12	6087	3603
Sha	Xiaosong	V7NA52	Advanced Travel & Airline	9,690	8,638	1,052	5-Nov-07	26-Jun-08	12	6087	3603
Ratsamythong	Lorita	V81A20	Advanced Travel & Airline	9,690	3,500	6,190	28-Jan-08	19-Aug-08	20	2993	6698
Truong	Anita	V83A18	Advanced Travel & Airline	9,690	1,500	8,190	10-Mar-08	23-Sep-08	25	1033	8657
Miyoshi	Satoko	V7DR02	Cruise Hosp Professional	10,395	10,395	0	2-Jan-08	9-Jun-08	10	5819	4576
Kato	Hanako	V81R57	Cruise Hosp Professional	10,395	10,395	0	2-Jan-08	9-Jun-08	10	5819	4576
Mori	Keiko	V84R48	Cruise Hosp Professional	10,495	10,495	0	8-Apr-08	17-Sep-08	24	0	10495
Paquio	Aliz	S84C86	Event & Conference Cert.	1,500	200	1,300	24-Apr-08	10-Jul-08	14	0	1500
De-Botte	Caele	S84C78	Event & Conference Cert.	1,504	500	1,004	18-Sep-08	4-Dec-08	35	0	1504
Kessler	Bea	V81C13	Event & Conference Cert.	1,500	600	900	17-Jan-08	3-Apr-08	0	1442	58
Lievers	Kelsey	V79C94	Event & Conference Diploma	7,800	7,800	0	3-Dec-07	22-Apr-08	3	6583	1217
Bruce	Natasha	V84E49	Event & Conference Cert.	1,400	1,400	0	24-Apr-08	10-Jul-08	14	0	1400
Lorencz	Mireya	S81F35	Flight Attendant Diploma	5,500	4,038	1,462	22-Jan-08	16-Apr-08	2	4465	1035
Naidu	Sheemal	S89F71	Flight Attendant Diploma	5,754	1,375	4,379	15-Sep-08	9-Dec-08	36	0	5754
Song	Jun	V81F07	Flight Attendant Diploma	7,250	7,250	0	22-Jan-08	16-Apr-08	2	5885	1365

Last Name	First Name	Student ID	Course	Tuition	Paid	Balance	Start Date	End Date	Length	Revenue	Deferred
Ishikawa	Emi	V81F86	Flight Attendant Diploma	7,150	7,150	0	22-Jan-08	16-Apr-08	2	5804	1346
Zhong	Miki (Shisi)	V84F35	Flight Attendant Diploma	5,500	600	4,900	28-Apr-08	22-Jul-08	16	0	5500
Choi	Eun Hee	V84F56	Flight Attendant Diploma	7,250	1,887	5,363	28-Apr-08	22-Jul-08	16	0	7250
Kurashina	Sakiko	V84F59	Flight Attendant Diploma	5,500	1,100	4,400	28-Apr-08	22-Jul-08	16	0	5500
Nam	Soo Young	V84F08	Flight Attendant Diploma	7,150	0	7,150	15-Sep-08	9-Dec-08	36	0	7150
Iwamoto	Masumi	V89F23	Flight Attendant Diploma	7,150	3,218	3,932	15-Sep-08	9-Dec-08	36	0	7150
Singh	Nasib	S81H32	Hospitality Operations Mgmt	8,580	8,140	440	2-Jan-08	10-Jun-08	10	4773	3807
Sade	Lucio	V7NH85	Hospitality Operations Mgmt	8,580	8,580	0	6-Nov-07	25-Apr-08	4	7326	1254
Yeung	George	V81H12	Hospitality Operations Mgmt	8,580	5,580	3,000	2-Jan-08	10-Jun-08	10	4773	3807
Ahmadi	Arezou	V84H57	Hospitality Operations Mgmt	8,580	1,930	6,650	8-Apr-08	17-Sep-08	24	0	8580
Manzanillas	Merri	V84H58	Hospitality Operations Mgmt	8,580	100	8,480	8-Apr-08	17-Sep-08	24	0	8580
Dale	Pamela	V79R92	Tourism Management in Cruise				10-Sep-07	23-Apr-08	3		
Dale	Pamela	V79R92	Tourism Management in Cruise	11,250	7,640	3,610	10-Sep-07	23-Apr-08	3	10105	1145
Vitic	Sanja	V79Z97	Tourism Management in Events				20-Sep-07	2-Apr-08	0		
Vitic	Sanja	V79Z97	Tourism Management in Events	11,060	11,060	0	20-Sep-07	2-Apr-08	0	10947	113
Dagar	Melissa	V7DE89	Tourism Management in Events				3-Dec-07	15-Jul-08	15		
Dagar	Melissa	V7DE89	Tourism Management in Events	11,060	4,894	6,166	3-Dec-07	15-Jul-08	15	5850	5210
Qiu	Dean	S79K06	Tourism Management in HOM				20-Sep-07	10-Jun-08	10		
Qiu	Dean	S79K06	Tourism Management in HOM	11,850	11,850	0	20-Sep-07	10-Jun-08	10	8663	3187
Hedemark	John	V70K99	Tourism Management in HOM				9-Oct-07	15-Jul-08	15		
Hedemark	John	V70K99	Tourism Management in HOM	11,850	7,560	4,290	9-Oct-07	15-Jul-08	15	7364	4486
Lukas	Shaylah	V7NM54	Tourism Management in HOM				6-Nov-07	6-Aug-08	18		
Lukas	Shaylah	V7NM54	Tourism Management in HOM	8,580	7,790	790	6-Nov-07	6-Aug-08	18	4572	4008
Joe	Sarah	S79M77	Tourism Management in TAE	12,950	12,950	0	17-Sep-07	14-Aug-08	19	7645	5305
Joe	Sarah	S79M77	Tourism Management in TAE				17-Sep-07	14-Aug-08	19		
Wilson	Kimberley	V75M28	Tourism Management in TAE	12,950	12,950	0	28-May-07	30-Apr-08	4	11801	1149
Wilson	Kimberley	V75M28	Tourism Management in TAE				28-May-07	30-Apr-08	4		
Spitz	Janice	V78A70	Tourism Management in TAE	12,950	12,950	0	7-Aug-07	15-Jul-08	15	8948	4002
Spitz	Janice	V78A70	Tourism Management in TAE				7-Aug-07	15-Jul-08	15		
Celic	Brankica	V78M29	Tourism Management in TAE	12,950	12,950	0	7-Aug-07	15-Jul-08	15	8948	4002
Celic	Brankica	V78M29	Tourism Management in TAE				7-Aug-07	15-Jul-08	15		
Uejima	Satomi	V79M56	Tourism Management in TAE	16,853	16,853	0	17-Sep-07	13-Aug-08	19	9979	6874
Uejima	Satomi	V79M56	Tourism Management in TAE				17-Sep-07	13-Aug-08	19		
Uejima	Satomi	V79M56	Tourism Management in TAE				17-Sep-07	13-Aug-08	19		
Morales	Michelle	V79M71	Tourism Management in TAE	12,950	10,230	2,720	17-Sep-07	13-Aug-08	19	7668	5282
Morales	Michelle	V79M71	Tourism Management in TAE				17-Sep-07	13-Aug-08	19		
Morales	Michelle	V79M71	Tourism Management in TAE				17-Sep-07	13-Aug-08	19		
Lin	Lucia Si Yun	V81M16	Tourism Management in TAE	12,950	12,950	0	28-Jan-08	9-Dec-08	36	2582	10368

Last Name	First Name	Student ID	Course	Tuition	Paid	Balance	Start Date	End Date	Length	Revenue	Deferred
[redacted]	Lucia Si Yun	V81M16	Tourism Management in TAE				28-Jan-08	9-Dec-08	36		
[redacted]	Andrea	V83T29	Tourism Management in TAE	12,950	1,395	11,555	10-Mar-08	3-Feb-09	44	824	12126
[redacted]	Andrea	V83T29	Tourism Management in TAE				10-Mar-08	3-Feb-09	44		
[redacted]	Linda	VN5M92	Tourism Management in TAE	12,950	5,403	7,547	5-Nov-07	16-Sep-08	24	6024	6926
[redacted]	Linda	VN5M92	Tourism Management in TAE				5-Nov-07	16-Sep-08	24		
				599,646	**451,242**	**148,404**				**331,789**	**267,857**

Future AR	47558	Future Deferred	70363
Current AR	100,846	Current Deferred	197,494

SCHEDULE F

Collateral Mortgage

LAND TITLE ACT
FORM B
(Section 225)
Province of
British Columbia

MORTGAGE - PART 1 (This area for Land Title Office use)

Page 1 of 14 pages

1. APPLICATION: (Name, address, phone number and signature of applicant, applicant's solicitor or agent)
Raymond D. Schachter, Lawyer, Alexander Holburn Beaudin & Lang LLP, Barristers & Solicitors
P.O. Box 10057, 2700 - 700 West Georgia Street
Vancouver, B.C. V7Y 1B8
Telephone: (604) 688-1351, File No. 1110477
Client No: 11435

signature of applicant, applicant's solicitor or agent

2. PARCEL IDENTIFIER(S) AND LEGAL DESCRIPTION(S) OF THE MORTGAGED LAND:*

[PID]	*[legal description]*
014-012-821	Lot 32 of Lot 4 Block A District Lots 319, 323 and 324 Plan 2153

3. BORROWER(S) [MORTGAGOR(S)]: (including postal address(es) and postal code(s)) *

CONRAD SUNG SHEK SIY and ROXANNE STEPHANIE LIMPE ANG, both of 1042 Park Drive, Vancouver, B.C., V6P 2J5, as Joint Tenants

4. LENDER(S) [MORTGAGEE(S)]: (including occupation(s), postal address(es) and postal code(s)) *
SPROTT-SHAW DEGREE COLLEGE CORP. (Inc. No. BC0810520), Unit 1200 – 777 West Broadway, Vancouver, B.C., V5Z 4J7

5. PAYMENT PROVISIONS:**

			Y	M	D
(a) Principal Amount: $45,000.00	(b) Interest Rate: N/A	(c) Interest Adjustment Date: N/A			
(d) Interest Calculation Period: N/A	(e) Payment Dates: N/A	(f) First Payment Date: N/A			
(g) Amount of each periodic payment: $N/A	(h) *Interest Act* (Canada) Statement: The equivalent rate of interest calculated half yearly not in advance is N/A% per annum.	(i) Last Payment Date: N/A			
(j) Assignment of Rents which the applicant wants registered? YES ☐ NO X If YES, page and paragraph number:	(k) Place of payment: Postal Address in Item 4	(l) Balance Due Date: ON DEMAND			

* If space insufficient, enter "SEE SCHEDULE" and attach schedule in Form E.
** If space insufficient, continue executions on additional page(s) in Form D.

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Page 2

MORTGAGE – PART 1

6. MORTGAGE contains floating charge on land? YES ☐ NO X

7. MORTGAGE secures a current or running account? YES X NO

8. INTEREST MORTGAGED:
Freehold X
Other (specify) ☐*

9. MORTGAGE TERMS:
Part 2 of this mortgage consists of (select one only):
(a) Prescribed Standard Mortgage Terms ☐
(b) Filed Standard Mortgage Terms ☐ D.F. Number:
(c) Express Mortgage Terms X (annexed to this mortgage as Part 2)
A selection of (a) or (b) includes any additional or modified terms referred to in Item 10 or in a schedule annexed to this mortgage.

10. ADDITIONAL OR MODIFIED TERMS:*
N/A

11. PRIOR ENCUMBRANCES PERMITTED BY LENDER:*
BX103375 Mortgage in favour of HSBC Bank Canada. CA756433 Mortgage in favour of Value Property Centre Inc.

12. EXECUTION(S): ** This mortgage charges the Borrower's interest in the land mortgaged as security for payment of all money due and performance of all obligations in accordance with the mortgage terms referred to in Item 9 and the Borrower(s) and every other signatory agree(s) to be bound by, and acknowledge(s) receipt of a true copy of, those terms.

Officer Signature(s)	Execution Date Y	M	D	Borrower(s) Signature(s)
______________________	08	04		CONRAD SUNG SHEK SIY
				ROXANNE STEPHANIE LIMPE ANG

OFFICER CERTIFICATION:
Your signature constitutes a representation that you are a solicitor, notary public or other person authorized by the *Evidence Act*, R.S.B.C. 1996, c. 124, to take affidavits for use in British Columbia and certifies the matters set out in Part 5 of the *Land Title Act* as they pertain to the execution of this instrument.

* If space insufficient, enter "SEE SCHEDULE" and attach schedule in Form E.
** If space insufficient, continue executions on additional page(s) in Form D

Sprott Shaw Collateral Mortgage.doc

Page 3

MORTGAGE TERMS - PART 2
(COLLATERAL MORTGAGE)

The following set of MORTGAGE TERMS shall be deemed to be included in this Mortgage as provided in section 219.1 of THE LAND TITLE ACT.

1. **Definitions**. In this Mortgage:

(a) **Costs** means the fees, costs, charges and expenses of the Mortgagee of and incidental to (1) the preparation, execution and registration of the Mortgage and any other instruments connected herewith; (2) the collection, enforcement and realization of the security herein contained; (3) procuring payment of the Indebtedness due and payable hereunder, including foreclosure, power of sale or execution proceedings commenced by the Mortgagee or any other party; (4) any inspection required to be made of the Property; (5) all necessary repairs required to be made to the Property; (6) The Mortgagee having to go into possession of the Property and secure, complete and equip the building or buildings in any way in connection therewith; (7) the Mortgagee's renewal of any leasehold interest; (8) the exercise of any of the powers of a receiver contained herein; and (9) all solicitor's costs, costs and expenses of any necessary examination of the title to and of valuation of the Property. Costs shall (1) extend to and include legal costs incurred by the Mortgagee as between Solicitor and his own client; (2) be payable forthwith by the Mortgagor; (3) bear interest at the Interest Rate; and (4) be a charge on the Property prior to all claims thereon subsequent to this Mortgage.

(b) **Fixtures** include but are not limited to furnaces, boilers, oil burners, stokers, water heaters, electric light fixtures, window blinds, screen and storm doors and windows, air conditioning, plumbing, cooling and heating equipment and all apparatus and equipment appurtenant to the Property.

(c) **Guarantor** means each person or company who has signed the Mortgage Form as "covenantor".

(d) **Indebtedness** means all debts and liabilities matured or not, whether present or future, direct or indirect, absolute or contingent, now or at any time hereafter owing or incurred, wheresoever or howsoever incurred from or by the Mortgagor, as principal, guarantor or surety, whether alone or jointly with any other person and in whatever name style or firm, whether otherwise secured or not and whether arising from dealings between the Mortgagee and the Mortgagor or from other dealings or proceedings by which the Mortgagee may become a creditor of the Mortgagor including, without limitation, any amounts owing to the Mortgagee arising from a breach of the obligations of the Mortgagor as covenantors in an Offer and Agreement to Purchase dated for reference April 30, 2008 between the Mortgagee as purchaser and Global Education in Tourism Ltd., as vendor, and all damages and Costs, and all premiums of insurance upon the buildings, Fixtures and improvements now or hereafter brought or erected upon the said Property which may be paid by the Mortgagee and Taxes.

(e) **Interest Rate** means the Interest Rate set out in item 5(b) of the Mortgage Form.

(f) **Mortgage** means the Mortgage Form attached hereto and these express mortgage terms read together which are made pursuant to The Land Title Act (British Columbia) and any amendments thereto, to which the Mortgagor and the Mortgagee are parties and which is dated as of the date of signature of the first named Mortgagor who signs the Mortgage.

(g) **Mortgagee** means the person or persons or company or companies described in the Mortgage Form as Lender(s) or Mortgagee(s) and any person or company to whom the Mortgage is transferred.

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(h) **Mortgagor** means each person or persons or company or companies who have signed the Mortgage Form as Borrower(s) or Mortgagor(s).

(i) **Mortgage Form** means the document prescribed by Regulation under The Land Title Act (British Columbia), as Part One of Form B which makes reference to these express mortgage terms, and includes all schedules and addenda to such document.

(j) **Prime Rate** when referred to in item 5(b) of the Mortgage Form, means the prime commercial lending rate of Canadian Dollar loans made in Canada as designated by The Toronto-Dominion Bank, having a branch in the City of Vancouver, in the Province of British Columbia, in effect in Canada from time to time. The certificate of any manager of any branch of The Toronto-Dominion Bank in the Province of British Columbia shall be conclusive as to the Prime Rate in effect from time to time.

(k) **Principal Amount** means the Principal Amount in lawful money of Canada set out in item 5(a) of the Mortgage Form.

(l) **Prior Mortgages** means the prior encumbrances set out in item 11 of the Mortgage Form, and any other mortgage or charge which may be given priority over this Mortgage by the Mortgagee at any time.

(m) **Property** means the property described in item 2 of the Mortgage Form and in a Schedule to this Mortgage, if required, and includes all buildings, Fixtures and improvements now or hereafter brought or erected thereon.

(n) **Spouse of Mortgagor** means each Spouse of Mortgagor described in this Mortgage.

(o) **Taxes** means all taxes, rates and assessments, municipal, local, parliamentary or otherwise.

2. **Mortgage of Property**. The Mortgagor has, at the request of the Mortgagee, agreed to give this Mortgage as a CONTINUING COLLATERAL SECURITY for payment to the Mortgagee of the Indebtedness, provided that such security be limited to the Principal Amount plus Costs. The Mortgagor,

(a) if the Property is freehold property, hereby mortgages the Property to the Mortgagee; or

(b) if the Property is a leasehold interest, hereby mortgages and sub-leases the Property to the Mortgagee for and during the unexpired residue of the term of the lease, except the last day thereof, and all other estate, term, right of renewal and other interest of the Mortgagor in the lease;

to secure the repayment of the Indebtedness and the performance of all of the obligations of the Mortgagor contained herein. The Mortgagor hereby releases to the Mortgagee all its claims upon the Property until the Mortgagor has repaid the Indebtedness and performed all of the obligations of the Mortgagor in the manner provided by this Mortgage.

3. **Covenants of the Mortgagor.** The Mortgagor hereby covenants with the Mortgagee that:

(a) The Mortgagor will ON DEMAND pay the Indebtedness and observe all provisos, conditions and agreements contained herein;

(b) The Mortgagor has a good title in fee simple to the Property (unless the Mortgagor is a lessee of the Property), save and except prior registered encumbrances;

(c) The Mortgagor has the right to mortgage the Property to the Mortgagee;

(d) On default, the Mortgagee shall have quiet enjoyment and quiet possession of the Property, free from all encumbrances, save as aforesaid;

Mortgage (Collateral Mortgage) - Terms.doc

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(e) The Mortgagor will, before or after default, execute such further assurances of the Property and do such other acts, at the Mortgagor's expense, as may be reasonably required;

(f) The Mortgagor will insure the Property to an amount of not less than the Principal Amount PROVIDED that if and whenever such amount be greater than the insurable value of the buildings, Fixtures and improvements now or hereafter brought or erected upon the Property, such insurance shall not be required in any greater amount than such insurable value and if and whenever the same shall be less than the insurable value the Mortgagee may require such insurance to the full replacement value. It is further agreed that the Mortgagee may require any insurance hereunder to be cancelled and new insurance effected by an insurer to be approved by it and also may of its own accord effect or maintain any insurance herein provided for and any amount paid by the Mortgagee therefor shall be payable forthwith to the Mortgagee with interest at the Interest Rate by the Mortgagor and shall be a charge upon the Property prior to all claims thereon subsequent to this mortgage; and the Mortgagor agrees that the Mortgagee shall have the right to apply the said insurance monies to the payment of the Indebtedness hereby secured notwithstanding any law, equity or statute to the contrary, and in particular the Fires Prevention (Metropolitan) Act, 1774, and all rights and benefits of the Mortgagor thereunder are hereby expressly waived;

(g) The Mortgagor will in each year within ten (10) days after the Taxes become due and payable produce to and leave with the Mortgagee the duly receipted tax bills for that year covering the Property;

(h) This Mortgage shall be void UPON REPAYMENT of the Indebtedness upon demand; or without demand, UPON PERMANENT REPAYMENT of the Indebtedness, with written notice to such effect to the Mortgagee. Any payment appropriated as a permanent reduction of this Mortgage shall be first applied against interest accrued hereunder. The Mortgagor releases to the Mortgagee all the Mortgagor's claims upon the Property until the Mortgagor has repaid the Indebtedness and performed all of the obligations of the Mortgagor in the manner provided by this Mortgage.

(i) The Mortgagor agrees to assign to the Mortgagee forthwith upon the request of the Mortgagee as additional security for payment of the Indebtedness and the performance of the covenants herein contained, any present or future lease which may be granted by the Mortgagor as to the whole or any portion of the Property and agrees to deliver to the Mortgagee executed copies of all such leases at the written request of the Mortgagee. The Mortgagor covenants to perform and comply with all lessor's covenants contained in any leases assigned by the Mortgagor to the Mortgagee. Notwithstanding the assignment or assignments of any lease or leases by the Mortgagor to the Mortgagee, it is nevertheless declared and agreed that none of the rights or remedies of the Mortgagee under this Mortgage shall be delayed or in any way hindered or prejudiced by such assignment or assignments or by any act of the Mortgagee pursuant thereto.

(j) The Mortgagor must at all times keep the Prior Mortgages up to date and in good standing. Any default by the Mortgagee under any of the Prior Mortgages will be considered default under this Mortgage.

4. **Additional Covenants if Property is a leasehold interest**. The Mortgagor covenants with the Mortgagee that:

(a) The Mortgagor has a good leasehold title to the Property.

(b) the Mortgagor has a right to charge and sublet the leasehold title to the Property to the Mortgagee in the manner herein provided and, if required, has obtained the lessor's consent to this Mortgage;

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(c) Neither the Mortgagor nor any other person has heretofore made, done, committed or suffered any act to encumber the lease or any part thereof;

(d) The lease is a good, valid and subsisting lease and not surrendered, forfeited, amended or become void or voidable and the rents and covenants reserved have been duly paid and performed by the Mortgagor up to the date of signature of the Mortgagor;

(e) During the continuance of this Mortgage, the Mortgagor will not amend, surrender or modify the lease without the written consent of the Mortgagee and will pay the rent reserved by the lease and perform and observe the covenants, provisos and conditions contained in the lease and on the lessee's part to be performed and observed and hereby agrees to keep the Mortgagee indemnified against all actions, claims and demands whatsoever in respect of the said rent and covenants or anything relating thereto; and

(f) The Mortgagor will stand possessed of the Property for the last day of the term or of any renewal term granted by the lease in trust for the Mortgagee, and will assign and dispose thereof as the Mortgagee may direct, but subject to the same right of redemption and other rights as are hereby given to the Mortgagor with respect to the derivative term hereby granted.

5. **Repair and Maintenance of Property**. The Mortgagor covenants with the Mortgagee that the Mortgagor will keep the Property in good condition and repair. The Mortgagee may, whenever it deems it necessary, by its surveyors or agent enter upon and inspect the Property and the Mortgagor shall pay the Costs associated therewith. If the Mortgagor or anyone claiming under him neglects to keep the Property in good condition and repair or commits any act of waste on the Property or does anything by which the value of the Property shall be diminished, as to all of which the Mortgagee shall be sole judge, or makes default as to any of the covenants or provisos herein contained, the Indebtedness shall, at the option of the Mortgagee, forthwith become due and payable. In default of payment thereof the powers of entering upon and leasing or selling hereby given may be exercised forthwith, and the Mortgagee may make such repairs as it deems necessary and the Costs thereof shall be paid by the Mortgagor.

6. **Obligation to Build Diligently**. the Mortgagor covenants with the Mortgagee that if the Mortgagor fails at any time for a period of ten days to diligently carry on the work of construction of any building or buildings being or to be erected on the Property or, without the consent in writing of the Mortgagee, departs in such construction from any plans and specifications thereof which must be approved by the Mortgagee or from the generally accepted standards of construction in the locality of the Property, or permits any construction or other lien to be registered against the Property for any period exceeding thirty days, the Mortgagee at its opinion at any time thereafter through its agents or contractors may enter the Property and have exclusive possession thereof and of all materials, plant, gear and equipment thereon free of interference from or by the Mortgagor and complete the construction of the buildings or buildings either according to the said plans and specifications or according to other plans, specifications or design as the Mortgagee in its absolute discretion shall elect. All Costs in connection therewith shall be payable by the Mortgagor.

7. **Remedies on Default of Mortgagor**. It is hereby provided that:

(a) power to lease or sell property - The Mortgagee on default of payment of the Indebtedness or any portion thereof for the minimum default period, on giving the minimum notice, according to applicable law, may enter on, lease or sell the Property. Provided further that on default of payment of the Indebtedness or any portion thereof for the minimum default period, according to applicable law, the foregoing power of entry, leasing and selling may be exercised by the Mortgagee without any notice whatsoever;

(b) rights of Mortgagee in sale of Property:

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(i) where the laws of the jurisdiction wherein the Property is located permit, the Mortgagee in the event of default by the Mortgagor in payment of the Indebtedness or any portion thereof may sell the Property or any part thereof or, if the Property is a leasehold interest, sell the unexpired term of years demised by the lease or any part thereof by public auction or private sale for such price as can reasonably be obtained therefor and on such terms as to credit and otherwise and with such conditions of sale as it shall in its discretion deem proper, and in the event of any sale on credit or for cash or for part cash and part credit, the Mortgagee shall not be accountable for or be charged with any moneys until actually received by it. The Mortgagee may rescind or vary any contract of sale and may buy in and re-sell the Property or any part thereof without being answerable for loss occasioned thereby; and no purchaser shall be bound to enquire into the legality, regularity or propriety of any sale or be affected by notice of any irregularity or impropriety; and no lack of default or want of notice or other requirement or any irregularity or impropriety of any kind shall invalidate any sale hereunder, but the Mortgagee alone shall be responsible. The Mortgagee may sell without entering into actual possession of the Property and while in possession shall be accountable only for moneys which are actually received by it and sales may be made by it from time to time of parts of the Property to satisfy any portion of the Indebtedness, leaving the residue thereof secured hereunder on the remainder of the Property, or may take proceedings to sell and may sell the Property or any portion of the Property subject to the balance of the Indebtedness not yet due at the time of the said sale;

(ii) disposition of Leasehold Property - If the Property is a leasehold interest, the Mortgagor hereby irrevocably appoints the Mortgagee as the Mortgagor's substitute to be the Mortgagor's attorney during the continuance of this security. In the event of default and on giving the notice contemplated herein to the Mortgagor for and on behalf of the Mortgagor, the Mortgagee may assign the lease and convey the Property and the last day of the term granted by the lease as the Mortgagee shall at any time direct, and in particular, upon any sale made by the Mortgagee under the statutory power or power of sale herein contained, to assign the lease and convey the Property and the said reversion to the purchaser. It is hereby declared that the Mortgagee or other person for the time being entitled to the Indebtedness may at any time, by deed, remove the Mortgagor or any other person from being a trustee of the lease under the declaration of trust hereinbefore declared and on the removal of the Mortgagor or any future trustee of the lease, appoint a new trustee or trustees in the Mortgagor's place;

(iii) if the Property is a leasehold interest, the Mortgagor will, with respect to the lease, at the request of the Mortgagee, but at the cost, charge and expense of the Mortgagor, grant and assign unto the Mortgagee, or the person whom it may appoint, the last day of the said term hereinbefore excepted or any renewal or substituted term; and further, in the event of the Mortgagee making any sale under the power of sale herein contained the Mortgagor shall stand seized and possessed of the Property for the last day of the said term hereinbefore excepted, and of any renewal or substituted term, and of all rights of renewal in trust for the purchaser or purchasers, his or their heirs, executors, administrators, successors and assigns; and

(c) costs of sale of Property - The Costs of any sale proceedings hereunder, whether such sale proves abortive or not, incurred in taking, recovering or keeping possession of the Property or in enforcing the personal remedies under this Mortgage or by reason of non-payment or in procuring payment of the Indebtedness shall be payable by the Mortgagor whether any action or proceeding has commenced or not.

Mortgage (Collateral Mortgage) - Terms.doc

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8. **Appointment of Receiver.** If the Mortgagor shall be in default in the observance or performance of any of the terms, conditions, covenants or payments described herein or in any additional or collateral security given by the Mortgagor to the Mortgagee then the Mortgagee may in writing, appoint any person, whether an officer or employee of the Mortgagee or not, to be a receiver of the property and the rents and profits derived therefrom, and may remove the receiver so appointed and appoint another in his stead. The term "receiver" as used in this Mortgage includes a receiver and manager. The following provision shall apply to this paragraph:

(a) the receiver so appointed is conclusively the agent of the Mortgagor, and the Mortgagor shall be solely responsible for the acts or defaults and for the remuneration and expenses of the receiver. The Mortgagee shall not be responsible in any way for any misconduct or negligence on the part of the receiver and may, from time to time, fix the remuneration of the receiver and be at liberty to direct the payment thereof from proceeds collected;

(b) nothing contained herein and nothing done by the Mortgagee or by the receiver shall render the Mortgagee a mortgagee in possession or responsible as such;

(c) all monies received by the receiver, after providing for payment and charges ranking prior to this Mortgage and for all applicable Costs, charges and expenses of or incidental to the exercise of any of the powers of the receiver as hereinafter set forth, shall be applied in or towards satisfaction of the remaining Indebtedness;

(d) the receiver so appointed shall have power to:

(i) take possession of and collect rents and profits from the Property charged by this Mortgage and any additional or collateral security granted by the Mortgagor to the Mortgagee and for that purpose may take any proceedings, be they legal or otherwise, in the name of the Mortgagor or otherwise;

(ii) carry on or concur in carrying on the business which the Mortgagor is conducting on and from the Property and for that purpose, with court approval where required, borrow money on the security of the Property in priority to this Mortgage; and

(iii) lease all or any portion of the Property and for that purpose execute contracts in the name of the Mortgagor which said contracts shall be binding upon the Mortgagor; and

(e) the rights and powers conferred herein are supplemental to and not in substitution for any other rights which the Mortgagee may have from time to time.

9. **Taking Possession of Personal Property.** The Mortgagee may distrain for arrears of any portion of the Indebtedness. The Mortgagor hereby waives the right to claim exemption and agrees that the Mortgagee shall not be limited to the amount for which it may distrain.

10. **Quiet Possession.** Until default of payment the Mortgagor shall have quiet possession of the Property.

11. **Release of Property by Mortgagee.** It is hereby agreed by the Mortgagor that the Mortgagee may at its discretion at all times release any part or parts of the Property or any other security or any surety for the Indebtedness or any portion thereof either with or without any sufficient consideration therefor, without responsibility therefor and without thereby releasing any other part of the Property or any person from this Mortgage or from any of the covenants herein contained and without being accountable to the Mortgagor for the value thereof or for any money except that actually received by the Mortgagee, it being expressly agreed that every part or lot into which the Property is or may hereafter be divided does and shall stand charged with the whole of the Indebtedness.

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No extension of time given by the Mortgagee to the Mortgagor, or any one claiming under the Mortgagor or any other dealing by the Mortgagee with the owner or owners of the equity of redemption of the Property or of any part thereof shall in any way affect or prejudice the rights of the Mortgagee against the Mortgagor or any other person liable for the payment of the Indebtedness or any portion thereof.

12. **Payment of other Charges and Performance of other Obligations by Mortgagee**. The Mortgagor hereby agrees that:

(a) the Mortgagee may satisfy any charge now or hereafter existing or to arise or be claimed upon the Property and the amount so paid shall be added to the Indebtedness and bear interest at the Interest Rate and shall be payable forthwith by the Mortgagor to the Mortgagee and in default of payment, the Indebtedness shall become payable and the powers of sale hereby given may be exercised forthwith without any notice. And in the event of the Mortgagee satisfying any such charge or claim, it shall be entitled to all equities and securities of the person or persons so satisfied and it may retain any discharge unregistered for six months and thereafter as long as it may think proper until paid; and

(b) if the Property is a leasehold interest, and if the Mortgagor shall refuse or neglect to renew the lease or any renewals thereof granted hereafter, then, as often as it shall happen, the Mortgagee may effect such renewals in its own name or otherwise, and every renewal of the lease and the Property thereby demised shall remain and be security to the Mortgagee for the Indebtedness. All Costs in connection therewith shall be payable by the Mortgagor.

13. **Sale or Transfer of Property by the Mortgagor**. The Mortgagor covenants and agrees with the Mortgagee that:

(a) the Mortgagor will not without the prior consent in writing of the Mortgagee, sell, transfer or otherwise dispose of the Property or any portion thereof or any interest therein and, in the event of such sale, transfer or other disposition, without the consent of the Mortgagee, the Indebtedness hereby secured shall, at the option of the Mortgagee, forthwith become due and payable;

(b) the Mortgagor will not without the prior consent in writing of the Mortgagee, create or permit to exist any mortgage, charge, lien or encumbrance on the Property or any part thereof ranking or capable of ranking in priority to or pari passu with the charges created by this Mortgage and in the event of such mortgage, charge, lien or encumbrance being created or permitted to exist, without the consent of the Mortgagee, the Indebtedness hereby secured shall, at the option of the Mortgagee, forthwith become due and payable; and

(c) if the Property is a leasehold interest, no sale or other dealing by the Mortgagor with the lease or the Property or any part thereof or any other dealing by the Mortgagee with the lease or the Property or any part thereof, shall in any way affect or prejudice the rights of the Mortgagee against the Mortgagor or any other person liable to repay the Indebtedness hereby secured.

14. **Mortgage not a Substitute for any other Security**. It is hereby expressly agreed by the Mortgagor that this Mortgage shall not create any merger, rebate or discharge of any debt owing to the Mortgagee or of any lien, bond, promissory note, bill of exchange or other security held by or which may hereafter be held by the Mortgagee, whether from the Mortgagor or any other party or parties whomsoever and this Mortgage shall not in any way affect any security held or which may hereafter be held by the Mortgagee for the Indebtedness or any portion or portions thereof or the liability of any endorser or any other person or persons upon any such lien, bond, bill of exchange, promissory note or other security or contract or any renewal or renewals thereof held by the Mortgagee for or on account of the Indebtedness or any portion or portions thereof nor shall the remedies of the Mortgagee in respect thereof be affected in any manner whatsoever.

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15. **Judgments**. The taking of a judgment or judgments against the Mortgagor on any of the covenants herein contained shall not operate as a merger of the said covenants or affect the Mortgagee's right to interest on the Indebtedness at the Interest Rate, and further that any such judgment may provide that interest hereon shall be computed at the Interest Rate until such judgment shall have been fully paid and satisfied.

16. **Mortgagee may appropriate Payments to any Debt**. It is hereby agreed that the Mortgagee shall have the right at any time, subject to applicable law, to appropriate any payment made as a temporary or permanent reduction of any portion of the Indebtedness, whether the same be represented by open account, overdraft or by any bills, notes or other instruments and whether then due or to become due and may from time to time, subject to applicable law, revoke or alter such appropriation and appropriate such payment as a temporary or permanent reduction of any other portion of the Indebtedness as in its sole and uncontrolled discretion it may see fit.

17. **Mortgage Continuing Security**. It is hereby agreed that this Mortgage may secure a current or running account and shall stand as a continuing security to the Mortgagee for the payment of the Indebtedness and all damages and Costs which may become due or payable to the Mortgagee or which may be paid or incurred by the Mortgagee upon or in respect of the Indebtedness or any portion thereof notwithstanding any fluctuation or change in the amount, nature or form of the Indebtedness or in obligations now or hereafter representing the same or any portion thereof or in the names of the parties to the obligations or any of them.

18. **Additional Covenants if Property a Strata Lot**. In this paragraph the following definitions apply:

"Act" means the Strata Property Act of British Columbia as amended from time to time;

"Strata Corporation" means the Corporation which was created by the deposit of the Strata Plan in a Land Title Office pursuant to Section 2 of the Act.

"Common Expenses" means the expenses of the performance of the duties and powers of the Strata Corporation and any expenses specified as common expenses in the Act.

If the Property is a strata lot created under the Act, the Mortgagor covenants with the Mortgagee that:

(a) the Mortgagor will promptly observe and perform all obligations imposed on the Mortgagor by the Act and by any Bylaws that may be passed by the Strata Corporation of which the Mortgagor is a member, by virtue of the Mortgagor's ownership of the Property. Any breach of the said duties and obligations shall constitute a breach of covenant under this Mortgage;

(b) without in any way limiting or restricting the generality of the foregoing:

   (i) the Mortgagor will pay promptly when due any contributions to Common Expenses required of the Mortgagor as an owner of the Property;

   (ii) the Mortgagor will transmit to the Mortgagee forthwith upon the demand of the Mortgagee satisfactory proof that all Common Expenses assessed against or in respect of the said Property have been paid as assessed;

   (iii) the Mortgagee may pay out of and deduct from any advance of the Principal Amount secured hereunder all contributions to the Common Expenses assessed against or in respect of the said Property which have become due and payable and are unpaid at the date of such advance; and

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(iv) whenever and so long as the Mortgagee so requires the Mortgagor shall on or before the date when any sum becomes payable by the Mortgagor in respect of Common Expenses pay such sum to the Mortgagee. The Mortgagee shall forthwith on receipt thereof remit all such sums to the Strata Corporation on behalf of the Mortgagor or as the Strata Corporation may from time to time direct;

(c) pursuant to the Strata Property Act the Mortgagee is hereby irrevocably authorized and empowered to exercise the right of the Mortgagor as the owner of the said Property, to vote or to consent in all matters relating to the affairs of the Strata Corporation provided that:

(i) the Mortgagee may at any time or from time to time give notice in writing to the Mortgagor and the Strata Corporation that the Mortgagee does not intend to exercise the said right to vote or consent and in that event until the Mortgagee revokes the said notice the Mortgagor may exercise the right to vote or consent. Any such notice may be for an indeterminate period of time or for a limited period of time or for a specific meeting or matter;

(ii) the Mortgagee shall not by virtue of the assignment to the Mortgagee of the said right to vote or consent, be under any obligation to vote or consent or to protect the interest of the Mortgagor; and

(iii) the exercise of the said right to vote or consent shall not constitute the Mortgagee a mortgagee in possession;

(d) if the Property is a strata lot, this Mortgage is made pursuant to the Strata Property Act;

(e) pursuant to the Strata Property Act the Mortgagor hereby authorizes any officer of the Mortgagee to apply, at any time, and from time to time, to the Strata Corporation for certification to the Mortgagee of:

(i) the amount of any contribution determined as the contribution of the Mortgagor;

(ii) the manner in which the contribution is payable;

(iii) the extent to which the contribution has been paid by the Mortgagor;

(iv) the amount of money expended for the owner by the Strata Corporation and not recovered by it;

(v) the amount, if any, by which the expenses of the Strata Corporation for the current fiscal year are expected to exceed the expenses budgeted for the fiscal year;

(vi) the amount of the contingency reserve fund;

(vii) that no notices have been given for a unanimous or special resolution that has not been voted on, other than those certified;

(viii) that there are no pending proceedings against the Corporation of which it is aware other than those certified;

19. **Assignment of Rents**. The Mortgagor hereby agrees with the Mortgagee as follows

(a) the Mortgagor hereby assigns and sets over to the Mortgagee all rents payable from time to time under all leases of the Property or any part thereof, whether presently existing or arising in the future, together with the benefit of all covenants, agreements and provisos contained in the said leases, in favour of the Mortgagee;

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(b) forthwith after making any lease of the Property or any part thereof the mortgagor will execute and deliver to the Mortgagee an assignment in registrable form in the Mortgagee's usual form of all rents payable under such lease, the benefit of all covenants, agreements and provisos therein contained on the part of the tenant to be observed and performed and the reversion of such lease, and will also execute and deliver to the Mortgagee all such notices and other documents as may be required in order to render such assignment effectual in law;

(c) nothing herein contained shall make the Mortgagee responsible for the collection of rents payable under any lease of the Property or any part thereof or for the performance of any covenants, terms or conditions contained in any such lease;

(d) the Mortgagee shall not by virtue of these presents be deemed a mortgagee in possession of the Property;

(e) the Mortgagee shall be liable to account for only such rents as actually come into its hands less reasonable collection charges in respect thereof and may apply such rents to the repayment of the Indebtedness; and

(f) notwithstanding anything herein contained no lease of the Property or any part thereof made by the Mortgagor without the consent in writing of the Mortgagee shall have priority over this Mortgage.

20. **Doctrine of Consolidation**. The doctrine of Consolidation shall apply to this mortgage notwithstanding Section 27 (3) of the Property Law Act or any similar statutory provision, in force, from time to time.

21. **Guarantee**. The Guarantor in consideration of the Mortgagee making the loan to the Mortgagor secured by this Mortgage and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agrees as follows:

(a) the Guarantor with the Mortgagor, as principal debtor and not as surety will well and truly pay or cause to be paid to the Mortgagee the Indebtedness payable hereunder on the days and times and in the manner herein limited and appointed for the payment thereof;

(b) to unconditionally guarantee full performance and discharge by the Mortgagor of all of the obligations of the Mortgagor under the provisions of this Mortgage at the times and in the manner herein provided until all Indebtedness has been repaid in full hereunder;

(c) to indemnify and save harmless the Mortgagee against and from all losses, damages, costs and expenses which the Mortgagee may sustain, incur or be or become liable for by reason of:

  (i) the failure for any reason whatsoever of the Mortgagor to pay the Indebtedness expressed to be payable pursuant to this Mortgage or to do and perform any other act, matter or thing pursuant to the provisions of this Mortgage; or;

  (ii) any act, action or proceeding of or by the Mortgagee for or in connection with the recovery of the Indebtedness or the obtaining of performance by the Mortgagor or any other person liable hereunder of any other act, matter or thing pursuant to the provisions of this Mortgage;

(d) that the Mortgagee shall not be obliged to proceed against the Mortgagor or any other person liable hereunder or to enforce or exhaust any security before proceeding to enforce the obligations of the Guarantor herein set out and that enforcement of such obligations may take place before, after or contemporaneously with enforcement of any debt or obligation of the Mortgagor or any other person liable hereunder or the enforcement of any security for any such debt or obligation;

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(e) that the Mortgagee may at any time or times and from time to time release or discharge any part of the Property or any securities, if any, now or hereafter collateral or otherwise to this Mortgage for such consideration as it may see fit and allow the Principal Amount and Deferred Interest, if any, and interest at the Current Interest Rate or any part or parts thereof to be in arrears and the Mortgagee may deal with this Mortgage and the Mortgagor in whatever manner the Mortgagee shall think proper from time to time without notice to the Guarantor and without the Guarantor's consent;

(f) the Mortgagee may grant any extensions of time for payment or alter the terms of the payment, increase the rate of interest payable under the Mortgage; release the whole or any part of the Mortgagor's Property or other security from this Mortgage; or otherwise deal with the Mortgagor;

(g) that the Guarantor has read the Mortgage and is fully aware of its terms and in particular the terms of this paragraph 21; and

(h) where there is more than one Guarantor, each Guarantor agrees with the Mortgagee to be jointly and severally responsible under this guarantee with the other Guarantors and the Mortgagor.

22. **Environmental Matters.** The Mortgagor represents and warrants to the Mortgagee that it is not aware of any substance, defined or designated as a hazardous or toxic waste, hazardous or toxic material, a hazardous, toxic or radioactive substance or other similar term, by any applicable federal, provincial, municipal or local statute, regulation, by-law or ordinance now or hereafter in effect, or any substance or materials, the use or disposition of which is regulated by any such statute, regulation, by-law or ordinance (hereinafter called "toxic materials") in, on or under the Property and covenants with the Mortgagee that it will not bring upon, permit or use any toxic materials in, on or under the Property and the Mortgagor will promptly comply with all statues, regulations, by-laws and ordinances, and with all orders, decrees or judgements of governmental authorities or courts having jurisdiction, relating to the use, collection, storage, treatment, control, removal or cleanup of toxic materials in, on, or under the Property that becomes contaminated with toxic materials as a result of construction operations or other activities on, or the contamination of the Property, or incorporated in any improvements thereon. The Mortgagee may, but shall not be obliged to, enter upon the Property and take such actions and incur such costs and expenses to effect such compliance as it deems advisable and the Mortgagor shall reimburse the Mortgagee on demand for the full amount of all costs and expenses incurred by the Mortgagee in connection with such compliance activities. The Mortgagor will indemnify and hold the Mortgagee harmless against any losses, damages, costs, expenses and liabilities suffered or incurred by the Mortgagee by reason of a breach of any of the representations, warranties and covenants aforesaid which indemnity shall survive the repayment or satisfaction of the indebtedness secured hereby, any release or discharge of this mortgage, any order absolute on foreclosure, order for sale or any other release whatsoever of this mortgage.

23. **Non-Merger.** The terms of the Mortgagee's commitment letter with respect to the loan secured by this Mortgage, if any, shall not merge herein but shall remain binding upon the Mortgagor and any other party thereto.

24. **Further Assurances.** The Mortgagor will at all times and from time to time, at the request of the Mortgagee, do and execute or cause to be done and executed all things reasonably required for the better assuring to the Mortgagee of a valid charge over the Property.

25. **Non-Substitution.** This Mortgage is in addition to and not in substitution for any other security now or hereafter held by the Mortgagee.

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26. **Severability of Invalid Provisions**. If at any time any provision of this Mortgage is declared or held illegal, invalid or unenforceable in whole or in part by any Court of competent jurisdiction, the remaining terms and provisions of this Mortgage shall remain in full force and effect.

27. **Interpretation and Headings**. It is hereby agreed that wherever in this Mortgage the word "Mortgagor" is used the same shall extend and include the heirs, executors, administrators, successors and assigns of the Mortgagor, and wherever in this Mortgage the word "Mortgagee" is used the same shall extend to and include the successors and assigns of the Mortgagee and wherever the singular or masculine is used the same shall be construed as meaning the plural or the feminine or the neuter where the context or the parties hereto so require. The headings do not form part of this document and have been inserted for convenience of reference only. This Mortgage shall be deemed to be made in and shall be construed according to the laws of the Province of British Columbia.

END OF DOCUMENT

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